THIS AGREEMENT is made on 23 April 1999 between:

(1) OCWEN LIMITED, a company incorporated under the laws of England and Wales, registered number 3542994 whose registered office is at Malvern House, Croxley Business Park, Watford WD1 8YF (the "BORROWER"); and

(2) NATIONAL WESTMINSTER BANK PLC whose registered office is at 41 Lothbury, London EC2P 2BP (the "LENDER") acting through its duly authorised agent, Greenwich NatWest Limited ("GNW") whose principal office is at 135 Bishopsgate, London EC2; and

(3) OCWEN FINANCIAL CORPORATION, a company incorporated in the State of Florida, USA and whose principal place of business is at The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 ("OFC" or the "GUARANTOR")

WHEREAS:

(1) The Borrower carries on the business of originating and acquiring mortgage loans secured by residential property in England, Wales and Scotland.

(2) The Lender has agreed to provide a facility to the Borrower to enable the Borrower to repay the GIL Facility and to finance the origination by the Borrower of mortgage loans on the terms and subject to the conditions contained herein.

(3) OFC has agreed to indemnify the Lender in respect of, INTER ALIA, the obligations of the Borrower under this Agreement.

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement (including the recitals hereto) the following terms shall have the respective meanings set forth below:

         "ACCELERATION"   means  any  acceleration  of  the  Advances  hereunder
         following the occurrence of an Event of Default;

         "ACCOUNT CHARGES" means the Borrower Collection Account Charge and the Borrower Funding Account Charge.

         "ACCOUNT BANK" means National Westminster Bank Plc or such other bank or financial institution as may be substituted as account bank with the prior written consent of the Lender.

         "ADVANCE" means, save as otherwise provided herein, the Closing Date Advance and any advance made by the Lender hereunder pursuant to this Loan Facility to fund the origination of a Mortgage Loan (as from time to time reduced by repayment and prepayment).

         "ADVANCE DATE" means, in the case of the Closing Date Advance, the date hereof and, in the case of each other Advance, each date on which the Lender advances monies to the Solicitors under clause 4.3 to fund the origination of Mortgage Loans hereunder.

         "ADVANCE MONIES UNDERTAKING" means the Solicitors' undertaking given in respect of monies drawn under this Facility (save in respect of the refinancing of Existing Mortgage Loans), in the form set out in
         Schedule 5 (part 1).

         "AFFILIATE" means, in relation to any company, a subsidiary or holding company of such company and, if such company is itself a subsidiary, any company which is also a subsidiary of the holding company of such first mentioned company, as such terms are defined in section 736 of the Companies Act 1985.

         "AGREED FORM DOCUMENTATION LETTERS" means the letters of even date from the Lender, addressed respectively to (i) the Borrower, The Savjani Partnership and Bernard Elliston Sandler & Co. and (ii) the Borrower and Turner Macfarlane Green, with agreed form documentation attached, in each case signed by way of acknowledgement and acceptance by the relevant solicitors and the Borrower.

         "AGREEMENT" means this Loan Facility Agreement, including all schedules and annexures hereto, which expression shall include the same as varied, supplemented, re-stated, novated, extended or replaced from time to time.

         "ASSOCIATED COSTS RATE" means the cost imputed to the Lender of compliance with, inter alia, the mandatory liquid assets requirements of the Financial Services Authority during any Interest Period (or other period), expressed as a rate per annum and determined in accordance with Schedule 4.

         "AVAILABLE COMMITMENT" means, at any time, the Loan Commitment at such time less the Loan Amount then outstanding.

         "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on the earlier of:-

         (a) the date on which the Lender ceases to be under any obligation to make further Advances to the Borrower hereunder pursuant to the terms hereof; and

         (b)      the Final Maturity Date.

         "BARCLAYS FACILITY" means the loan facility agreement dated 9 November, 1998 between Ocwen 2 Limited as borrower and Barclays Bank plc as lender.

         "BERNARD ELLISTON SANDLER & CO. CLIENT ACCOUNT" means account number 95629920 sort code 60-00-01 at the Account Bank in the name of Bernard Elliston Sandler & Company - Ocwen Originations or such other account or accounts as may be utilised for the purpose of funding the origination of Mortgage Loans by Messrs. Bernard Elliston Sandler & Co.

         "BORROWER COLLECTION ACCOUNT" means the account in the name of the Borrower with the Account Bank number 36156914 charged to the Lender pursuant to the Borrower Collection Account Charge.

         "BORROWER COLLECTION ACCOUNT CHARGE" means the charge of the Borrower Collection Account in favour of the Lender dated on or about the date hereof in form and substance satisfactory to the Lender.

         "BORROWER FUNDING ACCOUNT" means the account in the name of the Borrower at the Account Bank number 36156892 charged to the Lender under the Borrower Funding Account Charge.

         "BORROWER FUNDING ACCOUNT CHARGE" means the charge of the Borrower Funding Account in favour of the Lender dated on or about the date hereof in form and substance satisfactory to the Lender.

         "BORROWING BASE DEFICIENCY" means, on any day by reference to which the same falls to be calculated, the excess (if any) of the Loan Amount over Collateral Value calculated and agreed in accordance with clause 20.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are generally open for business in London.

         "CCA" means the Consumer Credit Act 1974.

         "CLIENT ACCOUNTS" means the Savjani Partnership Client Account, the Bernard Elliston Sandler & Co. Client Account and the Turner Macfarlane & Green Client Account and "Client Account" means each of such accounts.

         "CLOSING DATE ADVANCE" means an advance in an amount equal to all outstandings (other than the GIL Accrued Interest) under the GIL
         Facility on the Closing Date, to be made available by the Lender hereunder, subject to the terms hereof, on the Closing Date.

         "CLOSING DATE" means 23 April 1999.

         "CLOSING DATE ADVANCE REQUEST" means a written request from the Borrower to the Lender for the Closing Date Advance substantially in the form set out in Schedule 1, Part 1.

         "COLLATERAL PERCENTAGE" in respect of any Mortgage Loan as at any date means the percentage of the Outstanding Principal Balance of the Mortgage Loan set out in the table below by reference to the category into which such Mortgage Loan falls:-

         Performing Senior Mortgage Loan              100%
         Performing Junior Mortgage Loan               95%
         Non Performing Senior Mortgage Loan           70%
         Non Performing Junior Mortgage Loan           30%

         "COLLATERAL VALUE" means, on any Interest Payment Date by reference to which the same falls to be determined, the aggregate of the values attributed to each Mortgage Loan as at the related Determination Date (other than any Mortgage Loan in relation to which the related Advance has been repaid in full), the value to be attributed to each such Mortgage Loan for such purpose to be determined by multiplying the lesser of the Collateral Percentage and the Market Value Percentage for each Mortgage Loan (on the basis of the status of such Mortgage Loan as at the related Determination Date) by the Outstanding Principal Balance of each such Mortgage Loan as at the relevant Determination Date provided that the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan:

         (a)      in  respect  of  which  there  is  a  material   breach  of  a
                  representation and warranty contained in clause 15.4 as at the relevant Determination Date which:

                  (i) is curable but, as at the relevant Determination Date, has remained uncured for a period of 50 days or more; or

                  (ii) (in the reasonable opinion of the Lender) is not curable;

         (b) in respect of which the related Mortgaged Property has been repossessed;

         (c)      if

                  (i) the related Mortgage Loan or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker or grantor thereof;

                  (ii) such Mortgage, is not a valid, subsisting and enforceable mortgage or heritable security on the Mortgaged Property with the priority which it is expressed to have.

         "COLLECTION PERIOD" means the period from and including the first day of the calendar month immediately preceding the calendar month in which the relevant Interest Payment Date falls until and including the last day of such preceding calendar month.

         "CONSOLIDATED INDEBTEDNESS" means for any period, the aggregate Indebtedness of the relevant entity determined on a consolidated basis in accordance with GAAP less any non-specific balance sheet reserves maintained in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" means all amounts included as capital on the relevant entity's consolidated balance sheet determined in accordance with GAAP less amounts owing to affiliates and less any intangible assets including, without limitation, goodwill and deferred tax assets.

         "COUNTER INDEMNITY" means the counter indemnity to be entered into on or about the date hereof between OFC and the Borrower in respect of the Indemnity, in form and substance satisfactory to the Lender.

         "DEBENTURE" means the debenture to be entered into on or about the date hereof in form and substance satisfactory to the Lender by the Borrower in favour of the Lender creating fixed and floating charges over all of the Borrower's undertaking and assets and includes (where the context so admits) all further deeds and documents granted or executed pursuant thereto.

         "DETERMINATION DATE" means the fifth Business Day of each calendar month and "related Determination Date" in the context of an Interest Payment Date means the fifth Business Day of the calendar month in which such Interest Payment Date falls.

         "DRAWDOWN REQUEST" means the form of written request for an Advance to be delivered by the Borrower to the Lender prior to the relevant Advance Date, substantially in the form set out in Schedule 1, Part 2, together with a Solicitors' Report on Title attached thereto in relation to each Mortgage Loan to be originated.

         "ELIGIBLE COLLATERAL" means any mortgage loan which, as at the date on which the Borrower is required to provide additional security to the Lender hereunder:

         (a) is neither subject to the fixed charges contained in the Debenture nor forms the subject of a Scottish Sub-Security; and

         (b) complies with all representations and warranties set out in clause 15.4.

         "ELIGIBLE COLLATERAL SCHEDULE" means a schedule provided by the Borrower to the Lender under clause 8.

         "ENGLISH MORTGAGE LOAN" means a Mortgage Loan secured over a Mortgaged Property situated in England or Wales.

         "EVENT OF DEFAULT" means any one of the conditions or circumstances referred to in clause 18.

         "EXISTING MORTGAGE LOANS" means those of the mortgage loans which are financed under the GIL Facility as at the Closing Date, details of which are listed in the Existing Mortgage Loans Schedule.

         "EXISTING MORTGAGE LOANS SCHEDULE" means the schedule of mortgage loans set out in Schedule 1 to the Debenture.

         "EXISTING   MORTGAGE   LOANS   UNDERTAKING"   means   the   Solicitors'
         undertakings in respect of Existing Mortgage Loans in the form set out in Schedule 5 (part 2) addressed to the Lender.

         "FACILITY OFFICE" means the office of the Lender through which it makes any Advance to the Borrower.

         "FINAL MATURITY DATE" means the day falling 364 days from (but including) the date hereof unless that day is not a Business Day in which case the Final Maturity Date shall be the immediately preceding day which is a Business Day.

         "FIRST  LEGAL  SUB-MORTGAGE"  means a  document  in the form set out in
         Schedule 2 to the Debenture relating to a Mortgage Loan of a Mortgaged Property in England or Wales.

         "GIL" means Greenwich International, Ltd.

         "GIL FACILITY" means the loan facility agreement dated 24 April 1998 between GIL as lender, the Borrower as borrower and OFC as guarantor, as amended and supplemented by an amending agreement dated 21 October 1998 and as further amended and supplemented by a second amending agreement dated 26 October 1998.

         "GIL ACCRUED INTEREST" means the amount of interest accrued under the GIL Facility from and including 15 April 1999 to but excluding the Closing Date.

         "GNW" means Greenwich NatWest Limited.

         "INDEBTEDNESS" means any obligation (whether incurred as principal, cautioner or surety) for the payment or repayment of money in respect of:

         (a)      monies borrowed and debit balances at banks;

         (b) any loan note, bond, note, loan stock, commercial paper, debenture or other security;

         (c)      any acceptance or documentary credit;

         (d) the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business;

         (e) any receivable sold or discounted (otherwise than on a non-recourse basis);

         (f) the capital value of any lease (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) any currency or interest swap, cap, collar or floor transaction, any repurchase or reverse repurchase transaction, any foreign exchange, spot or forward transaction, any stock lending transaction, any financial option, or any combination of any of the foregoing; or

         (h) without double counting, any guarantee, indemnity or contingent liability in respect of any borrowings of any person of a type referred to in (a) to (g) above but only to the extent the borrowings thereby guaranteed or indemnified against are outstanding.

         "INDEMNITY" means the indemnity to be given by OFC on or about the date hereof in form and substance satisfactory to the Lender indemnifying, inter alia, the Lender for, inter alia, the obligations of the Borrower under this Agreement.

         "INTEREST PAYMENT DATE" means the 15th day of each month unless that day is not a Business Day in which case the Interest Payment Date shall be the immediately preceding day which is a Business Day.

         "INTEREST PERIOD" means, for each Advance, each of the following periods:

         (a) the period commencing on (and including) the day the relevant Advance is made and ending on (but excluding) the next following Interest Payment Date; and

         (b) thereafter, each period commencing on (and including) an Interest Payment Date and ending on (but excluding) the next following Interest Payment Date,

         provided that any Interest Period which would otherwise overrun the Final Maturity Date or the Repayment Date of the relevant Advance shall end upon whichever is the earlier of the Final Maturity Date or the relevant Repayment Date.

         "ISSUERS" means each of City Mortgage Receivables 1 Plc (Company No. 3126751), City Mortgage Receivables 2 Plc (Company No. 3245450), City Mortgage Receivables 3 Plc (Company No. 3245445), City Mortgage Receivables 4 Plc (Company No. 3246090), City Mortgage Receivables 5 Plc (Company No. 3304205), City Mortgage Receivables 6 Plc (Company No. 3328209), Ocwen Mortgage Loans 1 Plc (Company No. 3565250) and Ocwen Mortgage Loans 2 Plc (Company No. 3654408).

         "JUNIOR MORTGAGE LOAN" means any Mortgage Loan which is secured other than by way of a first ranking legal mortgage or first ranking Standard Security.

         "LIBOR" in respect of a particular period and in relation to an Advance or other amount in respect of which an interest rate is to be determined pursuant to this Agreement, means the percentage interest rate per annum for the time being offered in the London Interbank Market to prime banks for one month sterling deposits at or about 11.00 a.m. (London time) on the first day of such period as published on the relevant page of The Bloomberg (Bloomberg L.P.) under the heading "Money Market Money Market Rates".

         "LOAN AMOUNT" means, on any date, the aggregate of Advances drawn down against the Loan Commitment by the Borrower as at that date, save to the extent that any such Advances have been repaid to the Lender.

         "LOAN COMMITMENT" means an aggregate amount of (pound)100,000,000 (one hundred million pounds) (including, for the avoidance of doubt, the Closing Date Advance).

         "LOAN FACILITY" means the loan facility granted to the Borrower by the Lender under this Agreement.

         "MANUALS" has the meaning attributed to it in the Servicing Agreement.

         "MARGIN" means 0.875%.

         "MARKET VALUE PERCENTAGE" means in respect of any Mortgage Loan on any date of determination, the market value of such Mortgage Loan (expressed as a percentage of the Outstanding Principal Balance of such Mortgage Loan) determined by the Lender in its sole discretion acting reasonably and having notified the Borrower in advance of its determination and the reasons therefor, which determination shall, in the absence of manifest error, be conclusive.

         "MHA DOCUMENTATION" means in relation to any Scottish Mortgage Loan, any affidavit, consent or renunciation granted in terms of the Matrimonial Homes (Family Protection) (Scotland) Act 1981 given in connection with such Scottish Mortgage Loan or the Mortgaged Property secured thereunder.

         "MINDED TO REVOKE NOTICE" means any notice given under section 32 of the CCA.

         "MIRAS" means the mortgage interest relief at source scheme specified in section 369 of the Income and Corporation Taxes Act 1988.

         "MONTHLY PAYMENT" means, in respect of any Mortgage Loan, the monthly payment due and payable by the relevant Mortgagor on a Monthly Payment Date in accordance with the relevant Mortgage Conditions including all interest, principal, fees, charges and expenses payable thereunder.

         "MONTHLY PAYMENT DATE" means, in respect of any Mortgage Loan, the date in each month on which the relevant Mortgagor is required to make payments of interest and, as the case may be, principal in accordance with the Mortgage Deed applicable thereto.

         "MORTGAGE" means each charge, Standard Security or mortgage created by a Mortgage Deed.

         "MORTGAGE DEED" means in relation to each Mortgage Loan, the deed creating the charge by way of first or subsequent ranking legal mortgage or first or subsequent ranking Standard Security over the relevant Mortgaged Property, and incorporating the terms and conditions on which the relevant advance to the Mortgagor was made.

         "MORTGAGE  FILE" means the  Mortgage  Loan  Documents  pertaining  to a particular Mortgage Loan including, without limitation, any land certificates or charge certificates obtained by it issued by HM Land Registry or the Registers of Scotland now vested in the Borrower or vesting in it after the date of this Deed, together with the related mortgage application forms completed by the relevant Mortgagor(s), credit agency checks, if any, carried out in respect of such Mortgagor(s), correspondence files and all other material documents, papers and computer records held by or for the Borrower in respect of the particular Mortgage Loan and the origination and servicing thereof.

         "MORTGAGE LOAN" means each mortgage loan referred to in a Mortgage Loan Schedule and any other mortgage loan, the origination of which is financed by the Lender hereunder (other than any such mortgage loan in respect of which the Borrower has repaid the related Advance in full) and all rights and entitlements of the Borrower in relation thereto and all references herein to "Mortgage Loan" shall be construed as a reference to the relevant Mortgage Loan, together with its Related Security.

         "MORTGAGE LOAN DOCUMENTS" means, in respect of a Mortgage Loan, the original of each of the documents listed in Schedule 3 pertaining to any Mortgage Loan.

         "MORTGAGE LOAN SCHEDULE" means each of the following:-

         (a)      the Existing Mortgage Loans Schedule;

         (b) a schedule of loans annexed to a Drawdown Request containing, in respect of each mortgage loan specified therein the information set out in Part 3 of Schedule 1; and

         (c)      any Eligible Collateral Schedule.

         "MORTGAGED PROPERTY" means each and all (as the context admits) freehold and/or leasehold properties in England or Wales and/or properties held on heritable title or long lease in Scotland subject to a Mortgage Deed.

         "MORTGAGOR" means the party (or parties) referred to as such or as "the Borrower" or "the Grantor" in the relevant Mortgage Deed.

         "NEW MORTGAGE LOAN" means a mortgage loan (other than an Existing Mortgage Loan) in respect of which the Borrower has drawn an Advance under this Facility.

         "NEW MORTGAGE LOANS UNDERTAKING" means the Solicitors' Undertaking in respect of New Mortgage Loans in the form set out in Schedule 5 (part
         3) addressed to the Lender.

         "NON PERFORMING JUNIOR MORTGAGE LOANS" means a Junior Mortgage Loan which as of the last day of the related Collection Period has due and unpaid all or any part of at least one Monthly Payment.

         "NON PERFORMING SENIOR MORTGAGE LOANS" means each Mortgage Loan which:

         (a)      is a Senior Mortgage Loan; and

         (b) as of the last day of the related Collection Period has due and unpaid all or any part of at least two Monthly Payments.

         "OFT" means the Office of Fair Trading.

         "OFT GUIDELINES" means the guidelines issued by the OFT relating to the non-status lending market in effect from time to time.

         "OUTSTANDING PRINCIPAL BALANCE" means, in respect of any Mortgage Loan on any date, the principal amount advanced to the relevant Mortgagor on completion of that Mortgage Loan, together with any retention amounts subsequently released to such Mortgagor and secured by the same Mortgage, (but excluding for the avoidance of doubt any fees, charges, disbursements and capitalised interest charged to the Mortgagor's mortgage account) less any repayments of the same (other than early repayments) received prior to that date.

         "PERFORMING JUNIOR MORTGAGE LOAN" means a Junior Mortgage Loan which is not a Non Performing Junior Mortgage Loan.

         "PERFORMING SENIOR MORTGAGE LOAN" means each Mortgage Loan which:

         (a)      is a Senior Mortgage Loan; and

         (b)      is not a Non Performing Senior Mortgage Loan.

         "PIPELINE LOAN" means such of the Existing Mortgage Loans brief details of which are set out in Schedule 7.

         "POTENTIAL EVENT OF DEFAULT" means any event which with the giving of notice or the passing of time or both or the occurrence of any other event will become an Event of Default.

         "REASONABLY PRUDENT MORTGAGE LENDER" means a mortgage lender lending to credit-impaired borrowers in England, Wales and Scotland who is reasonably prudent in the origination, administration and enforcement of mortgage loans and the security for their repayment beneficially owned by such mortgage lender.

         "REGISTERS OF SCOTLAND" means the Land Register of Scotland and/or the General Register of Sasines.

         "REGULATED MORTGAGE LOAN" means a Mortgage Loan that is a regulated or partly regulated agreement for the purposes of the Consumer Credit Act 1974.

         "RELATED SECURITY" has the meaning given to it in the Debenture.

         "REPAYMENT DATE" means, in relation to:

         (a) the Closing Date Advance in respect of each Existing Mortgage Loan refinanced by the Closing Date Advance, the date which is 180 days after the day on which the advance relating to such Existing Mortgage Loan was made under the GIL Facility (such that, for the avoidance of doubt, the Closing Date Advance will become repayable on a number of Repayment Dates, each determined as aforesaid); and

         (b) in relation to any other Advance, the Final Maturity Date or other date which is 180 days following its Advance Date, whichever is the earlier.

         "REPORT ON TITLE" means the Solicitors' report on title in respect of a Mortgaged Property addressed to the Borrower.

         "SAVJANI PARTNERSHIP CLIENT ACCOUNT" means account number 36202630 sort code 60-00-01 with the Account Bank in the name of the Savjani Partnership - Ocwen Originations or such other account or accounts as may be utilised for the purpose of funding Mortgage Loans by the Savjani Partnership.

         "SCOTTISH MORTGAGE LOAN" means a Mortgage Loan secured over a Mortgaged Property situated in Scotland.

         "SCOTTISH SUB-SECURITY" means a Standard Security granted in favour of the Lender over a Scottish Mortgage Loan pursuant to clause 3.7 or 3.8(b) of the Debenture substantially in either of the forms set out in
         Schedule 3 and 4 thereof.

         "SECURED SUMS" has the meaning given to it in the Debenture.

         "SECURITISATION BANK AGREEMENTS" means the bank agreements dated 21 March 1996, 18 October 1996, 31 October 1996, 31 January 1997, 30 April 1997, 30 June 1998 and 25 November 1998 in relation to the Securitisations.

         "SECURITISATIONS" means each of the securitisations of mortgage loans originated by City Mortgage Corporation Limited and certain of its subsidiaries, effected through sales of mortgage loans to certain of the Issuers on 21 March 1996, 18 October 1996, 31 October 1996, 31 January 1997 and 30 April 1997 and the securitisations of mortgage loans originated by the Borrower and of mortgage loans acquired by the Borrower from City Mortgage Corporation Limited and certain of its subsidiaries effected through sales of such mortgage loans to certain of the Issuers on 30 June 1998 and 25 November 1998.

         "SECURITISED MORTGAGE LOANS" has the meaning attributed to it in the Debenture.

         "SECURITY" includes any mortgage, sub mortgage, Standard Security, fixed or floating charge, sub charge, encumbrance, lien, pledge, hypothecation, absolute assignment, assignment by way of security, or title retention arrangement, and any agreement or arrangement having substantially the same economic or financial effect as any of the foregoing (including any "hold back" or "flawed asset" arrangement).

         "SECURITY DOCUMENTS" means the Debenture (and each further security document executed pursuant thereto including, without limitation, any First Legal Sub-Mortgage or Scottish Sub-Security) and the Account Charges and any security executed in respect of additional collateral provided pursuant to the terms hereof.

         "SENIOR MORTGAGE LOANS" means each Mortgage Loan which is secured by way of a first ranking legal mortgage or first ranking Standard Security.

         "SERVICE DOCUMENT" means a writ, summons, order, judgment or other process issued out of the courts of England and Wales.

         "SERVICER"   means  Ocwen  UK  Servicing   Limited  or,  following  the
         termination of that company's appointment as servicer under the Servicing Agreement, any substitute servicer appointed thereunder.

         "SERVICER COLLECTION ACCOUNT" means the account in the name of Ocwen UK Servicing Limited with the Account Bank, number 76694895.

         "SERVICER COLLECTION ACCOUNT TRUST" means all trusts subsisting from time to time over the Servicer Collection Account.

         "SERVICING AGREEMENT" means the servicing agreement in form and substance satisfactory to the Lender to be entered into on or about the date hereof between the Borrower, the Lender and the Servicer.

         "SOLICITOR LETTERS OF INSTRUCTION" means the form of letters of instruction so described and annexed to each of the Agreed Form Documentation Letters.

         "SOLICITORS" means each of the Savjani Partnership, Bernard Elliston Sandler & Co and in relation to Scottish Mortgage Loans, Turner Macfarlane Green and each other firm of solicitors approved in writing by the Lender, each comprising a minimum of two partners holding current practising certificates issued by the Law Society or the Law Society of Scotland, engaged by the Borrower to undertake conveyancing and/or security enforcement services in relation to Mortgaged Properties, and who carry professional indemnity insurance in the sum of at least (pound)1,000,000 for each and every claim against them by any party in any one year or such increased amount as may from time to time be prescribed by the Lender, acting reasonably.

         "SOLICITORS UNDERTAKINGS" means each of the Existing Mortgage Loans Undertakings, the Advance Monies Undertakings, and the New Mortgage Loans Undertakings.

         "STANDARD   SECURITY"  means  a  standard  security  in  terms  of  the
         Conveyancing and Feudal Reform (Scotland) Act 1970.

         "STANDARD FORM DOCUMENTATION" means the standard form documents to be used by the Borrower in the origination of Mortgage Loans as the same have been initialled by the parties hereto for the purpose of identification and annexed hereto in Annexure 2 or as otherwise changed, varied, supplemented or substituted by or on behalf of the Borrower as approved and agreed by the Lender.

         "TERM" means save as otherwise provided herein, in relation to any Advance, the period commencing on (and including) the date on which such Advance is made and ending on (but excluding) the Repayment Date relating to such Advance.

         "TURNER MACFARLANE & GREEN CLIENT ACCOUNT" means account number 00895249 sort code 80-09-15 at Bank of Scotland in the name of Turner Macfarlane & Green Client Account or such other account or accounts as may be utilised for the purpose of funding Mortgage Loans by Turner Macfarlane & Green.

         "TRANSACTION DOCUMENTS" means this Agreement, the Security Documents, the Indemnity, the Servicing Agreement, and each other document at any time entered into between all or any of the Borrower, OFC, the Lender, the Servicer and any third party pursuant to or in connection with any document which is a Transaction Document.

         "UNDERTAKING" means the undertaking to be given by OFC to the Borrower on the date hereof.

         "UNDERWRITING GUIDELINES" means the underwriting guidelines applied by the Borrower in connection with the origination of Mortgage Loans, as set out in Schedule 5, as the same may be amended or supplemented from time to time with the prior written consent of the Lender.

         "Y2K COMPLIANT" means, in respect of any computer system, that neither the performance nor functionality of such system is affected by dates prior to, during and after 9 September 1999, as more particularly described in BS1 PD2000-1.

         "HOLDING COMPANY" of a company or corporation means any company or corporation of which the first-mentioned company or corporation is a subsidiary, and references to a company or corporation shall be deemed to include a company or corporation which is not formed and registered under the Companies Act 1985.

         a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next following calendar month, provided that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the following succeeding Business Day, unless that day falls in the calendar month next following that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day and provided further that, if there is no numerically corresponding day in the next following calendar month, that period shall end on the last Business Day in that next following calendar month (and references to "MONTHS" shall be construed accordingly).

         a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

         "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof).

         "SUBSIDIARY" has the meaning given to it by section 736 of the Companies Act 1985 save that references therein to company shall be deemed to include a company which has not been formed and registered under the Companies Act 1985.

         "TAX" shall be construed so as to include any present or future tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time.

         the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.2      INTERPRETATION

         For the purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:-

         (a) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles save that references herein to GAAP are to generally accepted accounting principles in the

                  United States of America in the case of information relating to OFC and to generally accepted accounting principles in the United Kingdom in the case of any entity based primarily in the United Kingdom;

         (b) references herein to "clauses", "sub-clauses", "paragraphs", and other subdivisions without reference to a document are to designated clauses, sub-clauses paragraphs and other subdivisions of this Agreement;

         (c) reference to a sub-clause without further reference to a clause is a reference to such sub-clause as contained in the same clause in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

         (d) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (e) headings to clauses and Schedules are for convenience only and do not affect the interpretation of this Agreement;

         (f) references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

         (g)      references to times of the day are to London time;

         (h) references to any agreement (including without limitation to each Transaction Document), shall be construed as a reference to such agreement as the same may be, or may from time to time have been, amended, modified, supplemented, novated or restated in accordance with (in the case of a Transaction Document) the terms of the Transaction Documents;

         (i) "(POUND)", "POUNDS" and "STERLING" denote the lawful currency of the United Kingdom;

         (j) any reference in this Agreement to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended, modified or re-enacted;

         (k) any reference to any person, including without limitation the "LENDER", shall be construed so as to include its and any subsequent successors and assigns in accordance with their respective interests.

         (l) any obligation of the Lender contained in this Agreement shall be deemed to be discharged if such obligation is performed by GNW on behalf of the Lender;

         (m) any right which the Lender is entitled to exercise hereunder may be exercised on behalf of the Lender by GNW;

         (n) any consent, authorisation or approval required to be given or determination to be made by the Lender hereunder shall be deemed to have been duly given if given by GNW on behalf of the Lender.

2.       THE FACILITY AND PURPOSE

2.1      The Lender hereby agrees to:-

         (a) make the Closing Date Advance available to the Borrower in accordance with clause 4.1 for the sole purpose of repaying amounts owing by the Borrower under the GIL Facility; and

         (b) make the remainder of the Loan Commitment available to the Borrower on and subject to the terms of this Agreement for the sole purpose of financing the origination of Mortgage Loans.

2.2      At no time may the Loan Amount exceed the Loan Commitment.

2.3 The Lender shall not be obliged to concern itself with the application of amounts borrowed by the Borrower under this Agreement and application by the Borrower of funds so borrowed contrary to the provisions of clause 2.1 shall not prejudice the Lender's rights hereunder or under any other Transaction Document.

2.4 Without prejudice to clause 18.1, the Lender shall cease to be obliged to make any Advances hereunder on the Final Maturity Date and any undrawn portion of the Loan Commitment shall be automatically cancelled on that date.

3.       AVAILABILITY

3.1 The Loan Facility will not become available to the Borrower and the Lender shall be under no obligation to make any Advance hereunder until each of the following conditions precedent shall have been fulfilled to the satisfaction of the Lender:

         (a)      the  Lender  shall  have   received   each  of  the  following
                  documents, each in form and substance satisfactory to it:-

                  (i) a certified copy of the Certificate of Incorporation and Memorandum and Articles of Association or constitutional documents of each of the Borrower, OFC (comprising, in the case of OFC, articles of incorporation, byelaws and a certificate of good standing) and the Servicer each duly certified by the secretary or a director of the relevant company as true, accurate and complete as at the date hereof;

                  (ii) originals (or, where the Lender is not party to the relevant document, certified copies) of each of the following documents, duly executed by each party thereto other than the Lender:-

                           (A)      the   Indemnity,   Counter   Indemnity   and
                                    Undertaking;

                           (B) the Security Documents (other than any First Legal Sub-Mortgage or Scottish Sub-Security to be delivered to the Lender under clause
                                    3.9 of the Debenture) and all notices and acknowledgements thereof to be given and received thereunder and all consents to any such security being granted;

                           (C)      the Servicing Agreement;

                           (D) copies of the mandates relating to the Servicer Collection Account;

                           (E)      an  Existing   Mortgage  Loans   Undertaking
                                    executed by each of the Solicitors;

                           (F)      the Agreed Form Documentation Letters;

                           (G) the Solicitors Letters of Instruction, duly acknowledged in writing by each of the Solicitors;

                           (H) an Advance Monies Undertaking executed by each of the Solicitors;

                           (I) a deed of release and reassignment by GIL of all the assets of the Borrower subject to the security created by the debenture dated 24 April 1998 granted by the Borrower in favour of GIL and by the deeds of assignment by the Borrower of the Borrower Collection Account and the Borrower Funding Account in favour of GIL, also dated 24 April 1998;

                  (iii) in respect of each of the Borrower, OFC and the Servicer, a copy (certified by the secretary or a director or equivalent officer of the relevant company to be true, complete and up to date as at the date of drawing of the Initial Advance) of all board minutes and all other resolutions and authorisations passed or given in relation to the entry into the Transaction Documents or the performance of the relevant party's obligations thereunder;

                  (iv) in respect of the Borrower and the Servicer, a solvency certificate in the form set out in Schedule 2 dated the date hereof;

                  (v) in respect of each of the Borrower, OFC and the Servicer a copy (certified by the secretary or a director or equivalent officer of the relevant company to be true, complete and up to date as at the date of advance of the Closing Date Advance) of all consents, approvals, authorisations or orders of any court or governmental agency or body (including, without limitation, the OFT) required for the execution, delivery and performance by it of, or compliance by it with, the terms of any Transaction Document or the consummation of the transactions contemplated thereby;

                  (iv) in relation to each of the Borrower and the Servicer, a copy (certified by the secretary or a director of the relevant company as in full force and effect) of the Consumer Credit Act licence held by such company together with evidence of registration of each such company under the Data Protection Act 1984;

                  (vii) duly executed account mandates in relation to the Borrower Funding Account and the Borrower Collection Account, specifying the authorised signatories for the Borrower;

                  (viii) a certificate of the Directors of the Servicer stating that all computer and electronic systems utilised by the Servicer in connection with the administration and enforcement of the Mortgage Loans is Y2K Compliant or will be Y2K Compliant by 9 September 1999; and

                  (ix) such information relating to the servicing agreement entered into by the Servicer in relation to the Barclays Facility as the Lender shall reasonably require and the undertakings and covenants given by the Servicer thereunder;

         (b) confirmation as to the identity of all Solicitors engaged by the Borrower as at the date of this Agreement in relation to conveyancing and/or security enforcement concerning Mortgaged Properties, together with evidence as to their respective professional indemnity insurance cover;

         (c) all conditions precedent under each other Transaction Document (other than any requirement that the Facility shall have become available hereunder) shall have been fulfilled or expressly waived by the Lender;

         (d) the Lender shall have received legal opinions, each in form and substance satisfactory to it, from each of the following firms:

                  (i)      edge ellison;
                  (ii)     Tods Murray; and
                  (iii)    in house counsel to OFC;

         (e) the Borrower having provided satisfactory information to the Lender (including, without limitation, such legal opinions and auditors' reports as the Lender shall require) relating to the matters referred to in the letter dated 5 March 1999 from the Lender to the Borrower, a copy of which is annexed hereto as
                  Schedule 8; and

         (f) GIL shall have received from the Borrower, in cleared funds into an account nominated by GIL, an amount equal to the GIL Accrued Interest.

4.       DRAWINGS

4.1      Subject to:-

         (a) the conditions precedent in clause 3 having been fulfilled to the satisfaction of the Lender or waived by the Lender;

         (b) no Event of Default or Potential Event of Default having occurred and subsisting unremedied (to the satisfaction of the Lender) and unwaived;

         (c) there having been received from the Borrower by the Lender not later than 5pm (London time) on the Business Day before the date on which the Closing Date Advance is to be made a duly completed Closing Date Advance Request relating thereto including a schedule giving required details of each Existing Mortgage Loan;

         the Lender will make the Closing Date Advance to the Borrower on the Closing Date.

4.2      Subject to:-

         (a) each condition precedent in clause 3 having been fulfilled to the satisfaction of the Lender or waived by the Lender;

         (b) no Event of Default or Potential Event of Default having occurred and subsisting unremedied (to the satisfaction of the Lender) and unwaived;

         (c) the following having been received by the Lender in respect of each Mortgage Loan specified in a Mortgage Loan Schedule not later than 5pm (London time) on the Business Day before the date on which the Advance under the Loan Facility is to be made to fund the origination of each such Mortgage Loan:

                  (i) a Report on Title in a form satisfactory to the Lender (in its absolute discretion);

                  (ii) a duly completed Drawdown Request including a duly completed Mortgage Loan Schedule specifying each loan which the Borrower requires to be funded by that Advance;

                  (iii) a data tape in respect of the relevant Mortgage Loans, in computer readable form, containing the information set out in Schedule 6 Part 1 regarding each loan specified in the Mortgage Loan Schedule; and

                  (iv) a duly executed Scottish Sub-Security in respect of each Scottish Mortgage Loan specified in the Mortgage Loan Schedule;

         (d) each Mortgage Loan specified in the Mortgage Loan Schedule complying with the representations and warranties contained in clause 15.1 and 15.4;

         (e) the Borrower and OFC being, in all material respects, in compliance with the covenants and undertakings contained in clause 17;

         (f) no Minded to Revoke Notice having been served on the Borrower or the Servicer;

         (g) no injunction or interdict having been obtained by (or on behalf of) the OFT against the Borrower or the Servicer which relates to their respective residential mortgage lending and/or servicing activities including, without limitation, any Mortgage Loan financed hereunder;

         (h) where the proposed Advance is to fund Mortgage Loans secured by a Mortgage over unregistered land in England and Wales where the Borrower does not hold the title deeds to such Mortgaged Property (and in relation to which the Borrower's legal mortgage is therefore a second or subsequent ranking legal mortgage protected at Central Land Charges Registry by registration of a C(i) Land Charge) the Lender shall have received a schedule of such Mortgage Loans (together with the full names of the owners of such Mortgaged Property and the full address of that Mortgaged Property);

         the Borrower may draw Advances under the Loan Commitment (subject to the provisions of this Agreement) to fund the origination of Mortgage Loans provided always that:-

                  (i) Advances may only be made on Business Days during the Availability Period;

                  (ii) the aggregate of Advances to be made on any one day shall be a minimum of(pound)250,000 or, if less than (pound)250,000, the Available Commitment;

                  (iii) no Advance shall be made to the extent that, if as a result thereof :

                           (A)      the  Loan   Amount   for  the   time   being
                                    outstanding    would    exceed    the   Loan
                                    Commitment; or

                           (B) the covenant of the Borrower contained in clause 17.1(u) would be breached;

                  (iv) no Advance shall be made or may be requested to refinance any Mortgage Loan the origination of which was financed by a prior Advance under this Agreement;

                  (v) the amount of each Advance requested shall not, insofar as it relates to any particular Mortgage Loan to be financed thereby, be greater than the value attributed to such Mortgage Loan, such value to be determined by multiplying the lesser of the Collateral Percentage and the Market Value Percentage of such Mortgage Loan by the Outstanding Principal Balance thereof as at the relevant Advance Date.

4.3 Subject to the foregoing provisions of this clause 4, upon receipt of a duly executed Drawdown Request the Lender shall, not later than 11 am (London time) on the Business Day on which the Advance is to be made (or such later time as may be agreed between the Borrower and GNW on behalf of the Lender), make the Advance requested, such Advance to be advanced to the Client Account of the Solicitors acting for the Borrower in relation to the particular Mortgage Loans to be financed by the Advance and it is acknowledged (for the avoidance of doubt) that any Advance paid to Solicitors under this clause 4.3 shall be deemed to have been drawn by the Borrower under this Agreement on the date of such payment.

4.4 If the Borrower fails for any reason whatsoever (other than as a consequence of a breach of the Lender's obligations) to draw down an Advance after a Drawdown Request has been received by the Lender (whether such failure be the result of the occurrence of an Event of Default or otherwise), the Borrower will pay to the Lender on demand such amount as the Lender certifies to be necessary to compensate the Lender for all losses excluding loss of Margin incurred or to be incurred on account of deposits acquired or arranged in order to fund the Advance. Any such certificate by the Lender shall be PRIMA FACIE evidence of such losses.

4.5 In the event that no duly completed New Mortgage Loans Undertaking shall have been received by the Lender in respect of any Mortgage Loan(s) in respect of which an Advance shall have been made hereunder by 5pm (London time) on the fourth Business Day following the making of the Advance (or such longer period as the Lender may, in its sole discretion, agree) the Lender shall immediately notify the Borrower and an amount equal to the Advance, or such part thereof as was advanced in respect of such Mortgage Loan or Mortgage Loans shall become due and repayable by the Borrower to the Lender together with accrued interest thereon on the fourth Business Day following the making of the Advance.

4.6 If all or any part of any Advance made to finance a Mortgage Loan which is subject to the provisions of clause 4.4 shall be held by any Solicitors, payment in full by such Solicitors to the following account of the amounts due under clause 4.5 shall discharge the Borrower's obligation to pay the same:

         Account Name:     NatWest Capital Markets
         Account Number:   04622626
         Sort Code:        60-00-04

4.7      All parties hereby agree and acknowledge that:

         (a) all sums credited to the Borrower Funding Account shall be subject to the Borrower Funding Account Charge; and

         (b) all sums credited to the Borrower Collection Account shall be subject to the Borrower Collection Account Charge.

5.       CANCELLATION

5.1 The Borrower may at any time by giving not less than two Business Days irrevocable written notice to the Lender cancel any amount (in integral multiples of (pound)5,000,000) of the Loan Commitment to the extent not currently outstanding or requested in a current Drawdown Request, provided that if the Borrower wishes to reduce the Loan Commitment below the Loan Amount then outstanding plus the amount of Advances requested in a current Drawdown Request, the Borrower shall, prior to the date on which the reduction takes effect:

         (a) repay the Advances to the extent necessary to reduce the Loan Amount outstanding to below the reduced Loan Commitment requested; and

         (b) pay to the Lender such amount as is certified by the Lender to be necessary to compensate the Lender for loss of margin and all other amounts which the Lender certifies to be necessary to compensate it for all losses incurred by it in connection with such cancellation. Any such certificate by the Lender shall be PRIMA FACIE evidence of such loss.

5.2 During such period of notice the Borrower may not serve a Drawdown Request purporting to draw all or any part of the amount of the subject of such notice of cancellation.

5.3 Upon such cancellation becoming effective, the Loan Commitment shall be appropriately reduced.

6.       INTEREST ON ADVANCES

6.1 The Borrower will pay interest on each Advance on each Interest Payment Date in respect of each Interest Period referable thereto at the rate per annum equal to the aggregate of (i) the Margin and (ii) LIBOR for the relevant Interest Period and (iii) the Associated Costs Rate.

6.2 The Lender will, as soon as practicable after commencement of each Interest Period advise the Borrower of LIBOR for that Interest Period. Any certificate of the Lender as to the rate and amount of interest determined by it under this Agreement in respect of any Interest Period shall, save for manifest error, be conclusive and binding on the Borrower and OFC.

6.3 Interest at the rate determined as aforesaid shall be calculated on each Advance and each part thereof on the basis of actual days elapsed and a 365 day year, shall accrue from day to day from and including the first day of each Interest Period to but excluding the date of repayment of such Advance.

6.4 If LIBOR cannot be determined for any reason the rate of interest applicable to such Advance shall be the sum of the Margin, the Associated Costs Rate and the rate, expressed as a percentage rate per annum, which is the actual cost to the Lender of funding such Advance from whatever sources it may reasonably select during such Interest Period (as applicable) and, if the Lender so requires, within five days of such notification the Lender and the Borrower shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future.

7.       REPAYMENT AND APPLICATION OF RECEIPTS

7.1 Without prejudice to any of the Borrower's other obligations to make any payment, repayment or prepayment hereunder (including without limitation under clause 18.1), the Borrower shall repay the whole of the outstanding amount of each Advance and, in the case of the Closing Date Advance, each part thereof on the Repayment Date relating thereto. Any amount repaid or any part thereof may, subject to the provisions of this Agreement, be redrawn.

7.2 Prior to midday on the Business Day prior to each Interest Payment Date, the Borrower shall provide a data tape to the Lender specifying the Mortgage Loans in relation to which all or any part of the relevant Advances are to be repaid on such Interest Payment Date which shall include the information set out in Schedule 6.

7.3 If on any Interest Payment Date there is a Borrowing Base Deficiency the Borrower shall, at its option, on the relevant Interest Payment Date or on the Business Day immediately following the Interest Payment Date either:-

         (a) prepay an amount equal to the amount of the Borrowing Base Deficiency; or

         (b) provide additional Eligible Collateral of a value which is determined by the Lender to be at least equal to the amount of the Borrowing Base Deficiency in accordance with clause 8.

7.4 On each Interest Payment Date all amounts standing to the credit of the Borrower Collection Account shall be applied in or toward satisfaction of obligations of the Borrower in the following order of priority:-

         (a) first, in or toward payment of all interest falling due to the Lender hereunder on the relevant Interest Payment Date together with any overdue interest accrued thereon up to and including the relevant distribution date;

         (b)      second,   in  or  towards  repayment  of  any  Borrowing  Base
                  Deficiency or any other amount due under clause 7.3 on such date;

         (c) third, in or towards payment of all amounts due and owing to the Lender under all Transaction Documents other than the foregoing; and

         (d)      the balance to be released to the Borrower,

         provided that at all times following the occurrence of an Acceleration the provisions of this clause 7.4 shall cease to apply and after such time all amounts received or recovered in respect of the assets subject to the Security Documents may be applied by the Lender (whether through set-off or otherwise) in or towards satisfaction of the Secured Sums in such order as the Lender in its absolute discretion shall determine.

7.5 If the Borrower wishes to or is required to repay all or any part of an Advance other than on an Interest Payment Date, the Borrower will pay to the Lender on demand such amount as the Lender certifies to be necessary to compensate it for all losses excluding loss of Margin incurred or to be incurred by it on account of deposits acquired or arranged in order to fund the Advance which the Borrower is seeking to or is obliged to repay except in the case of a repayment of any Advance on any such date where:

         (a) that Advance is repaid from the proceeds of a securitisation of the relevant Mortgage Loan or Mortgage Loans (whether as part of a securitisation involving any such Mortgage Loan or otherwise); and

         (b) the Lender or any Affiliate of the Lender is the lead arranger (or lead manager) in respect of the relevant securitisation (it being agreed that any appointment as co-lead arranger or co-lead manager shall not constitute fulfilment of this condition (b)).

         Any such certificate by the Lender shall be PRIMA FACIE evidence of such losses.

7.6 Subject to clause 7.5, the Borrower may on any Business Day, upon five Business Days prior written notice to the Lender, prepay in whole or in part any Advance outstanding hereunder together with all accrued interest thereon.

7.7 If the outstanding Advances are prepaid pursuant to clause 11.6 or clause 12.4, the Loan Commitment shall be reduced to zero and the Lender shall cease to be obliged to make Advances hereunder.

8.       ELIGIBLE COLLATERAL

         In the event that the Borrower is obliged to provide Eligible Collateral under clause 7.3(b), 17.1(r) or if, in the case of clause 16.5(b), the Borrower elects to provide Eligible Collateral the Borrower shall, on the Business Day prior to the day on which the Borrower is required to provide such additional Eligible Collateral, deliver a schedule to the Lender substantially in the form set out in
         Part 3 of Schedule 1 setting out details of Mortgage Loans which constitute Eligible Collateral and which the Borrower wishes to provide to the Lender as additional security in discharge of its obligations under those clauses. If the Lender, in its sole discretion, is satisfied that each loan referred to in such schedule constitutes Eligible Collateral, (but without prejudice to the Lender's rights under clauses 9 or 16) the Lender shall evidence such approval by signing the same.

9.       EXAMINATION OF MORTGAGE FILES

9.1 The Lender or its delegates shall have the right to examine the Mortgage Files to determine, INTER ALIA, whether each Mortgage Loan complies with the representations and warranties in clause 15.4 and the undertakings and covenants in clause 17. Such examination may be made by or on behalf of the Lender at any time during reasonable hours upon reasonable prior notice before or after the date on which any Advance is to be or was made.

9.2 If the Lender or its delegates makes such examination prior to the date on which an Advance is to be made and properly identifies any Mortgage Loans specified in a schedule attached to a Drawdown Request which do not comply with the representations and warranties in clause 15.4, such loans shall be deleted from the schedule of loans appended to the Drawdown Request.

9.3 The Lender may make an Advance without conducting any partial or complete examination. The fact that the Lender has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or to review any Drawdown Request under clause 9.2 shall not affect the Lender's (or any of its successor's) rights provided herein including, without limitation, those contained in clause 16 and clause 18.

10.      EVIDENCE OF DEBT

         The Lender shall maintain, or shall cause to be maintained, in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder, and in any legal action or proceeding arising out of or in connection with this Agreement, the entries made in such accounts shall in the absence of manifest error be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Borrower.

11.      TAXES

11.1 Subject to clause 11.2, all payments to be made by the Borrower to the Lender hereunder shall be made free and clear of and without deduction or withholding for or on account of tax.

11.2 If the Borrower is nevertheless required as a result of any change in law or in its interpretation or administration to make any payment to the Lender hereunder subject to any deduction or withholding on account of tax the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Lender receives and retains (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

11.3 If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding on account of tax, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment or any other written evidence acceptable to the Lender.

11.4 All amounts payable under this Agreement are expressed to be exclusive of any VAT chargeable in respect thereof. If any VAT is chargeable in respect of such amounts, the Borrower shall, in addition, pay to the Lender an amount equal to such VAT, and the Lender shall provide the Borrower with a proper VAT invoice in respect thereof.

11.5 If the Lender or the Borrower becomes aware that the Borrower will be required as a result of any change in law or its interpretation or administration to make any payment to the Lender hereunder subject to any deduction or withholding on account of tax, the Lender or, as the case may be, the Borrower shall, promptly upon becoming aware of the same, notify the other party, in writing, setting out the reasons for the anticipated deduction or withholding and the date from which such deduction or withholding will be required by law to be made (such date the "WITHHOLDING DATE").

11.6 If an increased payment is made under clause 11.2 by the Borrower and the Lender reasonably determines that it has received or been granted (and has derived use and benefit from) a credit against, or relief or remission for, or repayment of, any tax, then, if and to the extent that the Lender reasonably determines that such credit, relief, remission or repayment is in respect of or calculated with reference to the deduction or withholding giving rise to such increased payment, the Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as the Lender shall have reasonably concluded to be attributable to such deduction or withholding. Nothing contained in this Clause shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it thinks fit or oblige the Lender to disclose any information in relation to its tax affairs or computations.

12.      INCREASED COSTS

12.1     If, by reason of:-

         (a) the introduction of, or any change in any applicable law, regulation or regulatory requirement or any change in the interpretation or application of any thereof in each case after the date hereof and/or

         (b) compliance by the Lender or any holding company of the Lender with any applicable directive, request or requirement whether or not having the force of law but, if not having the force of law being of general application and of a type with which the Lender or a holding company of the Lender is accustomed to comply of any central bank or any self regulating organisation or any governmental, fiscal, monetary or other authority (including, but not limited to, a directive, request or requirement which affects the manner in which any bank allocates capital in support of its assets or liabilities or contingent liabilities or deposits with it or for its account or advances or commitments made by it) which is brought into effect after the date hereof, and if, to the extent of  compliance  with either or both of paragraphs
         (a) and (b) and as a result thereof:-


         (c) the Lender or any holding company of the Lender is unable to obtain the rate of return on its capital which it would have been able to obtain but for the Lender's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to make Advances) under this Agreement;

         (d) the Lender or any holding company of the Lender incurs a cost as a result of the Lender's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to make Advances) under this Agreement;

         (e) there is any increase in the cost to the Lender or any holding company of the Lender of funding or maintaining all or any of the Advances;

         (f) the Lender or any holding company of the Lender becomes liable to make any payment on account of tax or otherwise (except on account of any tax imposed on and calculated by reference to the net income of the Facility Office by the jurisdiction in which the Lender (or its holding company) is incorporated or in which the Facility Office is located), or foregoes any interest or other return, on or calculated by reference to the amount of any Advance or the amount of any sum received or receivable by it (or its subsidiary) under this Agreement, then the Borrower shall, from time to time on demand of the Lender, promptly pay to the Lender amounts sufficient to indemnify the Lender and its holding company against, as the case may be, (1) such reduction in the rate of return of capital, (2) such cost, (3) such increased cost (or such proportion of such increased cost as is, in the opinion of the Lender, attributable to its or its holding company funding or maintaining the Advance), or (4) such liability.

12.2 If the Lender intends to make a claim pursuant to clause 12.1 it shall notify the Borrower of the event by reason of which it is entitled to do so, such notification to be given as soon as practicable following the Lender becoming aware of the same, provided that nothing herein shall require the Lender to disclose any confidential information relating to the organisation of its affairs.

12.3 If the Borrower receives notice under clause 12.2, then without prejudice to the Lender's rights under clause 12.1, the Lender shall consult with the Borrower as to possible steps that could be taken to reduce any such increased costs, provided that the Lender shall be under no obligation to take any such steps considered.

12.4 Upon receipt of a notice under clause 12.2 the Borrower shall be entitled, upon the giving of 5 Business Days written notice, to prepay all (but not part) of the Advances (together with all interest accrued thereon and other amounts then due hereunder) provided that the provisions of clause 7.5 shall not apply in respect of any such prepayment.

13.      ILLEGALITY

13.1 If, at any time, it is or will become unlawful for the Lender to make, fund or allow to remain outstanding all or part of any of the Advances, then the Lender shall, promptly after becoming aware of the same, deliver to the Borrower a notice to that effect notifying the Borrower of the date (or estimated date) on which it will become (if it has not already become) unlawful as aforesaid (such date the "Unlawful Date").

13.2 Unless the Lender shall have exercised its rights under clause 13.3 by such time, the Lender shall not, with effect from close of banking business on the Business Day immediately prior to the Unlawful Date, be obliged to make any further Advances hereunder, the Loan Commitment shall be immediately and automatically reduced to zero and the Borrower shall, on such date, repay any outstanding Advances, in each case together with accrued interest thereon and all other amounts owing to the Lender hereunder.

13.3 Following service of notice under clause 13.1, the Lender shall consult with the Borrower as to possible steps that could be taken to avoid such illegality provided that the Lender shall be under no obligation to take any such steps considered, and the Lender shall have the right, during the period after service of such notice but before the Unlawful Date to, to require the Borrower to repay all Advances hereunder (together with all interest accrued thereon and other amounts outstanding hereunder) on a date earlier than that specified under clause 13.2 (the "Early Repayment Date") (in which event and whereupon the Lender shall cease to be obliged to make further Advances hereunder and the Loan Commitment shall be reduced to zero) provided that the Lender shall only have the right to require repayment on an Early
         Repayment Date after consultation with the Borrower, and acting reasonably.

14.      PAYMENTS

         Any payment to be paid by the Borrower to the Lender pursuant to this Agreement shall be made in sterling, in immediately available, freely transferrable and cleared funds for value same day, to such account of the Lender as the Lender shall, from time to time, have specified in writing for such purpose.

15.      REPRESENTATIONS AND WARRANTIES

15.1 The Borrower and OFC (each in relation to itself) hereby represent, warrant, covenant and undertake to the Lender that (except as previously disclosed to the Lender in writing on or prior to the date hereof):-

         (a) it is a limited liability company duly incorporated under the laws of England and Wales and, in the case of OFC, it is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Florida and is duly authorised and qualified to transact any and all business contemplated by this Agreement and the other Transaction Documents to be conducted by it and is in compliance with such laws to the extent necessary to ensure its ability to enforce each Mortgage Loan;

         (b) it has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and has been duly authorised by all necessary corporate action on its part to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party; and its obligations under this Agreement and each Transaction Document to which it is a party, assuming the due authorisation, execution and delivery thereof by the Lender, constitutes its legal, valid and binding obligations, enforceable against it in accordance with its respective terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defences and to the discretion of the court before which any proceeding therefor may be brought;

         (c) its execution and delivery of this Agreement and each Transaction Document to which it is a party, the consummation of any of the transactions herein or therein contemplated on its part and the fulfilment of or compliance with the terms hereof or thereof will not (i) result in a material breach of any term or provision of its Memorandum and Articles of Association and/or its other constitutional documents or (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it;

         (d) it is not party to, bound by, or in breach or violation of any material indenture or other material agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to its knowledge, would in the future materially and adversely affect, (i) its ability to perform its obligations under this Agreement or the
                  Transaction Documents to which it is a party or (ii) its business, operations, financial condition, properties or assets taken as a whole;

         (e) no litigation is pending or, to the best of its knowledge, threatened against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the Transaction Documents to which it is a party or its ability to perform any of its obligations hereunder or thereunder in accordance with the terms hereof or thereof;

         (f) no consent, approval, authorisation or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement or any Transaction Document to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorisation or order is required, it has obtained or it is in the process of obtaining the same.

15.2 The representations and warranties under clause 15.1(a) to (f) inclusive shall be given on the date of this Agreement and shall be repeated on each date on which any Advance is outstanding hereunder by reference to the facts and circumstances existing at the relevant time.

15.3 The Lender represents and warrants to the Borrower in terms of clauses 15.1(a) to (f) (inclusive), MUTATIS MUTANDIS.

15.4 The Borrower hereby represents and warrants to the Lender in relation to the Existing Mortgage Loans on the Closing Date and each other Mortgage Loan on the Advance Date applicable thereto or, if later, the date on which a New Mortgage Loans Undertaking in respect thereof is issued, as follows:

         (a) the information set forth on each Mortgage Loan Schedule (and, in relation to any Scottish Mortgage Loan, in the schedule to any Scottish Sub-Security) with respect to each Mortgage Loan is true and correct in all material respects;

         (b) each Mortgage Deed constitutes (i) in the case of English Mortgage Loans, a valid and enforceable legal mortgage of the relevant Mortgaged Property subject only in certain cases to registration of the relevant Mortgage Deed at HM Land
                  Registry,  or (ii) in the case of Scottish  Mortgage  Loans, a valid and enforceable Standard Security over the relevant Mortgaged Property subject only in certain cases to registration or recording of the relevant Mortgage Deed in the

                  Registers of Scotland, in either case duly executed by the Mortgagor named in the relevant Mortgage Deed;

         (c) the Borrower (subject only to registration of legal title at HM Land Registry or the Registers of Scotland as appropriate) has good title to each Mortgage Loan and its Related Security, has full right and authority to charge and assign the same by way of security and the same is the absolute property of the Borrower (subject to any registration or recording in favour of the Borrower which may be pending at HM Land Registry or the Registers of Scotland) free and clear of all mortgages, securities, charges, liens, encumbrances, claims and equities (including, without limitation, rights of set off or
                  counterclaim,   overriding  interest  within  the  meaning  of
                  Section 3(xvi) of the Land Registration Act 1925 or Section 28(1) of the Land Registration (Scotland) Act 1979 and adverse entries or notices of application therefor against any title at HM Registry or the Registers of Scotland to any relevant Mortgaged Property) except any such encumbrances, claims, equities, overriding interests or entries which rank after the interests of the Borrower and the Lender in the Mortgaged Loans or which do not have an adverse effect on the value of the relevant Mortgaged Property as security for the relevant Mortgage Loan or which are the subject of a duly completed and signed Postponement Agreement or appropriate executed MHA Documentation as contemplated in sub-clause (y) below;

         (d) each Mortgaged Property is a residential property or mixed commercial and residential property in England, Wales or Scotland;

         (e) the steps necessary to perfect the vesting of full legal and equitable title to each Mortgage Loan and the Related Security in the Borrower have been duly taken at the appropriate time or are in the course of being taken with all due diligence;

         (f) to the best of its knowledge, each Mortgaged Property is free of material damage;

         (g) each Mortgage Loan at origination complied in all material respects with applicable laws and regulations including, where applicable, the Consumer Credit Act 1974 and any regulations made thereunder (and in particular no Mortgage Loan is cancellable thereunder) and consummation of the transactions contemplated hereby will not involve the violation of any such laws and regulations;

         (h)      in respect of each Existing Mortgage Loan the Borrower has not
                  (a) modified the Mortgage Loan in any material respect, except that a Mortgage Loan may have been modified by a written instrument in respect of which any applicable registration(s) have been completed; (b) satisfied, cancelled or subordinated such Mortgage Loan in whole or in part; (c) released the related Mortgaged Property in whole or in part from the security created by the relevant Mortgage Deed; or (d) executed any instrument of release, cancellation, discharge, modification or satisfaction with respect thereto;

         (i) no sub-mortgage, sub-charge, pledge, lien or right of set off or counterclaim or other security interest or other adverse right or interest has been created or has arisen between it and any Mortgagor which entitles or entitled the Mortgagor to reduce the amount of any payment otherwise due under the terms of such Mortgagor's Mortgage Loan (save, in the case of Junior Mortgage Loans, the relevant prior ranking legal mortgage or mortgages of or Standard Security over the relevant Mortgaged Property created by the Mortgagor and any related security for the loan secured thereby);

         (j) each Mortgage Loan was originated in all material respects in accordance with the criteria set out in the Underwriting Guidelines;

         (k) each Mortgage Loan (other than a Pipeline Loan) was originated in the name of the Borrower;

         (l) each Pipeline Loan was acquired by the Borrower in accordance with the origination and transfer agreement dated 24 April 1998 between, inter alia, the Borrower, City Mortgage Corporation Limited and the Donors (as defined therein);

         (m)     in relation to each Mortgaged Property:-

                 (i) in respect of title to property in England or Wales which is not registered, the relevant Mortgagor had or will on completion of the relevant Mortgage have good and marketable title to the fee simple absolute in possession (if freehold) or a term of years absolute of not less than thirty years beyond the term of the Mortgage Loan (if leasehold) relating to such Mortgaged Property and is free from any encumbrance which would adversely affect such title;

                 (ii) in relation to title which is registered at HM Land Registry, it is registered with title absolute in the case of freehold property or absolute leasehold or good leasehold title aforesaid in the case of leasehold property;

                 (iii) in relation to which title is registered or recorded in the Registers of Scotland, it was so registered or recorded with valid and marketable title (whether feudal or long lease), having in the case of a long lease an unexpired term of not less than thirty years beyond the term of the Mortgage Loan;

                 (iv) no works on the relevant Mortgaged Property were carried out in violation of any applicable planning law or regulation or building regulations;

                 (v) if the relevant Mortgaged Property is leasehold or (in Scotland) held under long lease, any requisite consent of the landlord to or notice to the landlord of the creation of the relevant Mortgage had been obtained or given and no consents of or notices to such landlord are required to any transfer, assignation or sub-charge of the relevant Mortgage, and a copy of any such consent or notice is held with the title deeds to the relevant Mortgaged Property or held to the order of the Lender or its Solicitors;

                  (vi)     the relevant Mortgaged Property is not subject to any
                           adverse   third   party  claim  or   proceeding   for
                           compulsory acquisition thereof;

         (n) the obligations of each grantor of each Mortgage relating to a Mortgage Loan (and any other documents entered into in relation to the relevant Mortgage Loan) constitute the legal, valid and binding obligations of the grantor thereof, enforceable in accordance with their respective terms and with applicable laws and the parties thereto had legal capacity to execute each Mortgage and associated document and the same have been duly and properly executed by such parties;

         (o)      either:

                  (i) the full amount of each Mortgage Loan has been fully disbursed and there is no requirement for further advances thereunder; or

                  (ii) if any retention was recommended by the Borrower or its valuer, the recommendation to make a retention was implemented and cash was not advanced until the Borrower had received a certificate (or other evidence acceptable to it) of completion of the relevant repairs or other works;

         (p) the Mortgage Documents applicable to each Mortgage Loan are substantially in the form of the relevant Standard Documents;

         (q) the origination and underwriting practices used by the Borrower with respect to each Mortgage Loan have been in all respects in accordance with the standards of a Reasonably Prudent Mortgage Lender and comply with the Underwriting Guidelines;

         (r)      either:

                  (i) each Mortgaged Property is insured under the block insurance policy from time to time maintained by the Borrower to provide, cover against such risks and contingencies as are commonly insured against in a fully comprehensive buildings insurance for residential properties to a minimum of the full cost of reinstatement thereof together with inflation cost over any period that may be required for obtaining any relevant planning permission and other approvals and the reinstatement or repair period and architects and other professional fees; or

                  (ii) where the Mortgagor insures, the Borrower has established that such insurance was, at the date of origination of the relevant Mortgage Loan, in accordance  with  the  foregoing  provisions  of this
                           sub-clause, with a reputable insurer, with an acknowledgement by the insurer that the interest of the Borrower has been or will be promptly following the relevant Advance Date noted on the relevant policy. In the case of leasehold property in England and Wales, the relevant Mortgaged Property is insured under arrangements effected by the freeholder or any intermediate leaseholder, on a fully comprehensive basis as aforesaid;

         (s) prior to making the relevant advance the subject of a Mortgage Loan, the Borrower carried out or caused to be carried on its behalf the investigations, searches (other than local authority searches) and other actions and made or caused to be made on its behalf the enquiries as to the Mortgagor's status that were required in accordance with the relevant lending criteria of the Borrower applicable at the time when the offer of advance was made and the results thereof were acceptable to the Borrower in accordance with such lending criteria for the purposes of the proposed advance;

         (t) any further advances after the date of the Mortgage Deed but made prior to the Advance Date have been advanced under separate mortgage documentation (and, accordingly, have not been consolidated with the outstanding principal amount secured by the Mortgage), and all ground rents, ground burdens and service charges and other payments required in relation to leasehold property or heritable property which previously became due and owing have been paid. Except for interest accruing from the date of the relevant Mortgage Deed or date of advance to the relevant Mortgagor, whichever is later, to the day which precedes by one month the date for payment of the first instalment of principal and interest, the Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount in relation to the relevant Mortgage Loan save to the extent that the same reduces the Mortgage Loan;

         (u) to the best of the Borrower's knowledge and belief (the Borrower having made all reasonable enquiries) there is no default, breach, violation or event of acceleration existing under any Mortgage Loans and it has not waived any default, breach, violation or event of acceleration other than any waiver which is in accordance with and permitted under the relevant Manuals;

         (v) each Mortgage File contains a valuation of the relevant Mortgaged Property undertaken on the instructions of the
                  Borrower or instructions issued on its behalf by an independent qualified valuer being an associate or fellow of the Royal Institute of Chartered Surveyors or, as the case may be, Society of Valuers and Auctioneers, in each case approved by the Borrower and unless otherwise agreed between the Lender and the Borrower, the principal amount advanced to the relevant Mortgagor was not more than the amount permissible under the terms of the Underwriting Guidelines;

         (w) at the time of the making of the Mortgage Loan, the Mortgaged Property was not located within a 1 mile radius of any contaminated land or any land with environmental or hazardous waste risks known to the Borrower or, where such was the case, an environmental audit was procured by the Borrower or evaluated in accordance with its established environmental review procedures, and found to be satisfactory;

         (x) in selecting the Mortgage Loans in respect of which Advances are made hereunder, no selection procedure was employed by the Borrower which was intended to adversely affect the interests of the Lender;

         (y) prior to the making of the relevant mortgage advance, enquiry was made of each Mortgagor as to the identity of the persons in actual occupation of the Mortgaged Property and (i) in the case of English Mortgage Loans, any person who at the date when the advance was made had attained the age of 18 and who was identified in writing to the Borrower or its Solicitor by the Mortgagor as residing or being about to reside in the relevant Mortgaged Property is either named as joint mortgagor on the relevant Mortgage Deed or has signed a legally binding agreement postponing (each a "POSTPONEMENT AGREEMENT") all rights and entitlements to which such person may be entitled in the Mortgaged Property to the interests, rights and entitlements of the Borrower or such other person as may have or acquire as mortgagee or chargee of the property from time to time, such agreement in a form as was satisfactory to such Solicitor, and (ii) in the case of Scottish Mortgage Loans, prior to the making of the advance, the Borrower or its Solicitor obtained all necessary validly executed MHA
                  Documentation so as to ensure that neither the relevant Mortgage Loan nor the relevant Mortgaged Property was subject to or affected by any statutory right of occupancy in favour of a non-entitled spouse;

         (z) the Borrower has kept, or caused to be kept, full and proper accounts, books and records showing all transactions payments, receipts and proceedings relating to that Mortgage and all such accounts, books and records are up to date and in its possession or held to its order;

         (aa) there exists no litigation, dispute or complaint (subsisting or pending or threatened) calling into question in any way title of the Borrower to any Mortgage Loan or the ability of the Borrower or any other person to enforce such Mortgage Loan in accordance with its terms or, to the best of its knowledge, the relevant Mortgagor's title to his Mortgaged Property;

         (bb) the Mortgage Loan Documents are held to the order of the Lender by the relevant Solicitor or have been lodged at H.M. Land Registry or the Registers of Scotland and in the case of each Mortgaged Property the title to which is registered or for which application for first registration has been made the Borrower knows the title number under which the Mortgaged Property is (or, in the case of first registration, is to be) registered at H.M. Land Registry or the Registers of Scotland;

         (cc) in relation to each Mortgage Deed for Mortgaged Property where registration is pending at H.M. Land Registry, there is no caution, notice or other entry which would prevent the registration of the Mortgage Deed as a charge by way of first or, as the case may be, second or third subsequent legal mortgage;

         (dd)     none of the Mortgagors which pay interest is a company;

         (ee) the Mortgage Loan Documents applicable to each Mortgage Loan require the relevant Mortgagor to make all payments thereunder directly into the Servicer Collection Account.

15.5 It is acknowledged and agreed that references in this clause 15 to Mortgage Loans shall include reference to their Related Security, as appropriate.

16.      BREACH OF REPRESENTATIONS AND WARRANTIES

16.1 lt is understood and agreed that the representations and warranties set forth in clauses 15.1, 15.2 and 15.4 shall survive the charging of Mortgage Loans to the Lender and shall enure to the benefit of the Lender notwithstanding the examination by the Lender or failure by the Lender to examine any Mortgage File.

16.2     The   Borrower   shall   notify   the  Lender  of  any  breach  of  any
         representation and warranty (relating to the Borrower) given under clause 15.1 forthwith upon becoming aware of the same.

16.3 OFC shall notify the Lender of any breach of any representation and warranty (relating to OFC) given under clause 15.1 forthwith upon becoming aware of the same.

16.4 The Borrower shall notify the Lender, forthwith upon becoming aware of the same, of any breach of any representation and warranty given under clause 15.4 which would have (or has) a material and adverse effect on the value of relevant Mortgage Loan.

17.      UNDERTAKINGS AND COVENANTS

17.1 The Borrower and (but only where the covenant or undertaking relates to OFC) OFC hereby undertake with the Lender that from and after the date hereof and until all sums due and to become due hereunder have been paid or repaid in full and the Loan Facility shall no longer exist:

         (a) the Borrower and OFC shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of England, Scotland and (in the case of OFC) Florida to enable it lawfully to enter into and perform its obligations under this Agreement and each Transaction Document and to ensure the legality, validity, enforceability or admissibility in evidence in England and in Scotland of this Agreement and each Transaction Document and shall ensure that none of the foregoing are revoked or modified;

         (b) the Borrower shall promptly inform the Lender of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Lender, confirm to the Lender that, save as previously notified to the Lender or as notified in such confirmation, no such event has occurred;

         (c) to the extent that the Event of Default or Potential Event of Default relates to the conduct, omission, status or condition or otherwise relates to OFC, OFC shall promptly inform the Lender of the occurrence of any Event of Default or Potential Event of Default and shall also (unless it is aware that the Lender has received notification thereof) notify the Lender of any Event of Default or Potential Event of Default arising from any other fact or circumstance forthwith upon becoming aware thereof;

         (d) the Borrower shall ensure that at all times the claims of the Lender against it under this Agreement are secured as provided in the Security Documents and that the security thereunder will be of the nature and will rank in the priority it is expressed to have in the Security Documents;

         (e) the Borrower shall not, without the prior written consent of the Lender, create or permit to subsist any Security over all or any of its present or future revenues or assets save for security created (or permitted) under the Security Documents;

         (f) the Borrower shall not, without the prior written consent of the Lender, make any loans, grant any credit or give any guarantee or indemnity (except (i) as contemplated in the Transaction Documents; or (ii) to OFC or any of its subsidiary companies or affiliates) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

         (g) the Borrower shall not, without the prior written consent of the Lender, sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets except as permitted under the Debenture;

         (h) the Borrower undertakes to continue to endeavour to settle all matters outstanding and pending with the OFT from time to time as expeditiously as reasonably practicable;

         (i) the Borrower will procure that the origination, administration and enforcement of each Mortgage Loan does not violate in any material respect:-

                  (i)      OFT Guidelines for Non-Status Lending; and

                  (ii) any undertakings or agreements from time to time between the Borrower, any holding company or any subsidiary of the Borrower and the OFT;

         (j)      the Borrower will procure that the Lender is:-

                  (i) promptly notified on the receipt by Ocwen UK plc or any of its Affiliates of any correspondence (other than correspondence which is of a routine nature) received from the OFT on or after the date hereof relating to Ocwen UK plc's or any of its Affiliates' mortgage lending business and/or mortgage servicing business (insofar as it relates to mortgage loans owned (whether legally or beneficially) by Ocwen UK plc or any of its Affiliates) and/or the enforceability or servicing of mortgage loans which are owned (whether legally or beneficially) by Ocwen UK plc or any of its Affiliates; and

                  (ii) all correspondence sent by the Borrower to the OFT (other than any correspondence of a routine nature) provided that nothing in this or any other undertaking shall entitle the Lender to receive access to or copies of privileged correspondence between the Borrower and its counsel.

                  Upon the Lender being notified of the receipt of any correspondence from the OFT under clause 17.1 (j)(i), the Lender shall be entitled, upon giving reasonable prior notice to the Borrower and at reasonable times, to inspect the Borrower's files at the Borrower's offices relating to the matter which is the subject of such correspondence;

         (k)      the Borrower will procure that:

                  (i) all Mortgage Loan Documents are delivered to Hays Business Services Limited or such other storer as the Lender may have approved (acting reasonably) from time to time (subject always to clause 3.10(d) of the Debenture) as soon as reasonably practicable following receipt thereof by the Borrower or the Solicitors acting on behalf of the Borrower in connection with the relevant Mortgage Loan and shall use reasonable endeavours to procure that the Lender has, upon 1 Business Day's notice, access to the offices of all Solicitors, Hays Business Services Limited or other storage provider aforesaid) during normal business hours and shall procure that the

                           Solicitors are instructed to allow the Lender to take possession of any Mortgage Loan Documents in relation to any Mortgage Loan financed or to be financed hereunder; and

                  (ii) all Mortgage Loan Files (other than the Mortgage Loan Documents referred to in (i) are delivered to the Servicer as soon as reasonably possible after the origination of the relevant Mortgage Loan;

         (l) immediately on becoming aware thereof, the Borrower will provide the Lender with full and accurate details of any litigation (subsisting or pending) and of any dispute or complaint (other than any dispute or complaint which is frivolous or vexatious (but only if the subject matter or nature of the dispute or complaint (which includes, without limitation, any particular provision or provisions in the mortgage loan documentation to which the claim or dispute relates) is not of a type as has been subject to prior actions, disputes or complaints in relation to mortgage loans owned legally and/or beneficially by the Borrower or its Affiliates on at least five occasions) or is remedied within ten Business Days of it first being made) which may affect the value to the Lender of the security created by the Security Documents. Following notification of any such litigation, dispute or complaint and prior to any settlement thereof (other than any settlement thereof through the 10 Business Day remedy as permitted by this clause), the Borrower shall consult with the Lender and shall take due account of the Lender's representations (whether made in its capacity as Lender hereunder or as lead manager of the Securitisations) regarding how the litigation, dispute or complaint in question is to be settled;

         (m) the Borrower will not amend the Standard Form Documentation or the Underwriting Guidelines without the prior written consent of the Lender;

         (n) the Borrower shall deliver to the Lender as soon as the same are available, and in any event within one hundred and twenty
                  (120) days after the end of each of their respective financial years

                  (i) a copy of the Borrower's audited annual financial statements; and

                  (ii)     a  copy  of  Ocwen  UK  plc's  consolidated   audited
                           financial statements.

         (o) the Borrower shall provide the Lender promptly upon request with any information relating to it and/or its financial condition and with any information relating to OFC and/or OFC's financial condition as the Lender may from time to time reasonably require in connection with this Agreement;

         (p) the Borrower shall ensure that each set of audited annual financial statements delivered pursuant to sub-clause (n) are prepared in accordance with generally accepted accounting principles and on the same basis every year and half year

                  (save as may be required from time to time as a result of changes in law or regulation or generally accepted accounting principles);

         (q)      the Borrower shall, promptly upon receipt of the same, deliver
                  to  the  Lender  a  copy  of  any   independent   accountants'
                  management letters received by it relating to it;

         (r) the legal and equitable title of each Mortgage Loan financed hereunder and not sold or otherwise disposed of (whether through a securitisation, whole loan sale or otherwise) by the Borrower will be held in the name of the Borrower and the Borrower shall procure that in each case all necessary steps are undertaken to protect the Borrower's title to the Related Security including as appropriate registration or recording of the relevant Mortgage Deeds in the name of the Borrower at HM Land Registry or the Registers of Scotland and shall take all reasonable steps within its power to ensure that (i) such registration or recording shall be completed within 6 months from the date of application to the relevant registry and will submit each such application promptly (and within any applicable priority time periods) and (ii) the Solicitors will comply with the Solicitor's Undertakings and the Borrower shall be responsible for and meet any registration fees and other costs in connection therewith, provided that breach by the Borrower of this provision in relation to any one or more Mortgage Loans, shall not constitute an Event of Default but shall entitle the Lender to require (i) repayment of the Advance, or part thereof, (and all interest accrued thereon) which funded the acquisition of the relevant Mortgage Loan against release by the Lender of the relevant Mortgage Loan from the security created by the Debenture or (ii) if the relevant Mortgage Loan was specified in an Eligible Collateral Schedule, the provision by the Borrower of replacement Eligible Collateral in accordance with clause 8;

         (s) the Borrower shall procure that where any retention is made in respect of a Mortgage Loan funded hereunder, the amount retained is, pending advance of the same against the relevant certificate (or other evidence) of completion of the relevant works, held either in the Borrower Funding Account or with the relevant Solicitor under the terms of the Solicitor's Undertaking.

         (t) the Borrower shall procure that the Mortgage Loans are administered at all times in accordance with the standards of a Reasonably Prudent Mortgage Lender and, in particular but without limitation, that all computer and electronic systems required to administer the Mortgage Loans in accordance with such standards are Y2K compliant;

         (u)      the Borrower undertakes that:

                  (i) (subject as set out in (v) below the aggregate Outstanding Principal Balance of Junior Mortgage Loans shall not at any time exceed 55% of the Loan Amount;

                  (ii) the aggregate Outstanding Principal Balance of Mortgage Loans secured by third or subsequent ranking Mortgages shall not at any time exceed 3% of the Loan Amount;

                  (iii) if the amount of mortgage loans secured by second or subsequent ranking mortgages or standard securities ("Junior Loans") and originated by the Borrower and its Affiliates over any period of 3 consecutive months as a proportion of all mortgage loans so originated falls significantly below such proportion over the preceding 6 months, the Borrower will endeavour to ensure that such a fall is reflected in the proportion of Junior Loans funded out of the Loan Facility thereafter;

                  (iv) in determining the ranking of a Mortgage, for the purposes of this clause 17.1(u) any Mortgage ranking immediately in priority shall be disregarded;

                  (v) this clause shall have no effect in relation to Junior Mortgage Loans already funded out of the Loan Facility as at close of business on the Closing Date.

17.2 The Borrower shall procure that the Servicer provides such certificates as required by the Lender pursuant to the Servicing Agreement.

17.3 The Borrower shall not originate any MIRAS loans without the prior written consent of the Lender.

17.4 Subject to clauses 17.5 and 17.6 the Borrower shall take all reasonable steps within its power to procure that all payments made in respect of each Mortgage Loan shall be paid directly into the Servicer Collection Account.

17.5 The Borrower shall, if required by the Lender, give notice to Mortgagors requiring the Mortgagors to redirect payment so as to pay direct to the Borrower Collection Account, or such other account of the Borrower or (following an Acceleration) such other Account as the Lender shall specify.

17.6 In the event that any payments under Mortgage Loans financed hereunder ("Mortgage Proceeds") are paid to or for the account of the Borrower other than by way of a direct credit to the Servicer Collection Account, the Borrower shall transfer such Mortgage Proceeds (or shall procure that such Mortgage Proceeds are transferred) to the Servicer Collection Account forthwith.

17.7     The Guarantor shall, for so long as this Agreement is in effect :

         (a)      maintain  a  minimum   Consolidated   Tangible  Net  Worth  of
                  $320,000,000.00 (three hundred and twenty million United States dollars);

         (b) not permit the ratio of its Consolidated Indebtedness to Consolidated Tangible Net Worth to exceed 12:1; and

         (c) maintain liquid assets consisting of cash and cash equivalents on an unconsolidated basis of not less than $15,000,000.00 (fifteen million United States dollars).

17.8 The Borrower shall, forthwith upon becoming aware of the same, notify the Lender (in writing) of each of the following:

         (a)      any   termination  of  the  Barclays   Facility  or  servicing
                  agreement with the Servicer relating to the Barclays Facility (the "Barclays Servicing Agreement");

         (b) the occurrence of any event which entitles any person to terminate the Barclays Facility or the appointment of the Servicer as servicer under the Barclays Servicing Agreement;

         (c) the occurrence of any event which, with the passing of time, fulfilment of any condition or both would entitle any person to terminate the Barclays Facility or appointment of the Servicer as servicer under the Barclays Servicing Agreement; and

         (d) Ocwen 2 Limited negotiating or agreeing with Barclays Bank Plc to terminate the Barclays Facility or significantly reduce the amount available to be drawn by Ocwen 2 Limited thereunder.

17.9 The Borrower undertakes with the Lender that it will use all reasonable endeavours to avoid securitising Mortgage Loans during the period from 15 December 1999 to 16 January 2000 without the Lender's prior consent and the Lender agrees with the Borrower that it will endeavour to co-operate with the Borrower to facilitate it in complying with such undertaking.

18.      DEFAULT

18.1     In the event of:-

         (a) any default by the Borrower in the payment of any amount due for payment hereunder or under any Transaction Document within two Business Days after receipt of written notice by the Lender requiring payment of the same; or

         (b) the Borrower failing to observe or perform any other covenants, obligations or agreements of the Borrower under this Agreement or any Transaction Document which, if (in the good faith opinion of the Lender) capable of remedy shall not have been remedied (to the satisfaction of the Lender) within thirty days of being required by the Lender to do so; or

         (c) any representation or warranty made or repeated by the Borrower under this Agreement (other than any representation or warranty made or deemed to be made pursuant to clause 15.4) or under any other Transaction Document or any representation and warranty made or repeated by OFC hereunder being or proving to be or have been untrue or incorrect or misleading in any material respect as at the date at which it was made or repeated, and in the case of any such breach which is (in the good faith opinion of the Lender) capable of remedy, the relevant breach not having been remedied within thirty days of the Lender requiring the Borrower or, as the case may be, OFC to do so; or

         (d) any default by OFC in the payment of any amount due for payment hereunder or under the Indemnity on the due date therefor; or

         (e) OFC failing to observe or perform any other covenant, obligation or agreement contained hereunder or in the Indemnity which, if (in the good faith opinion of the Lender) is capable of remedy has not been remedied (to the satisfaction of the Lender) within thirty days of the Lender requiring OFC to do so; or

         (f) the Servicing Agreement being terminated, or becoming capable of being terminated (after expiration of any applicable grace periods) in accordance with its terms other than by reason of a disposal that by its terms is conditional upon a release of servicing in respect of such Mortgage Loans; or

         (g) OFC or the Servicer failing to observe or perform any material covenant, obligation or agreement (including any obligation to make any payment) on its part to be observed or performed under any Transaction Document (other than, in the case of OFC, this Agreement, or the Indemnity and, in the case of the Servicer the Servicing Agreement) which is (in the good faith opinion of the Lender) capable of remedy shall not have been remedied (to the satisfaction of the Lender) within thirty days (or such shorter or longer grace period as may apply in respect of the relevant breach under the relevant Transaction Document) of the Lender requiring remedy of the same; or

         (h) any representation or warranty made or repeated by OFC or the Servicer under any Transaction Document (other than, in the case of OFC, this Agreement and the Indemnity and in the case of the Servicer, the Servicing Agreement) being or becoming untrue or misleading as of the date on which made or repeated and, in the case of any such breach which is (in the good faith opinion of the Lender) capable of remedy, the relevant breach not having been remedied to the satisfaction of the Lender within thirty days (or such shorter or longer grace period as may apply in respect of the relevant breach under the relevant Transaction Document) of the Lender requiring OFC or the Servicer, as the case may be, to do so; or

         (i) the loss by the Borrower or the Servicer of its Consumer Credit Act Licence; or

         (j) an adverse determination being made by the OFT in respect of any Minded to Revoke Notice served by the OFT on any of the Borrower or the Servicer in respect of the Consumer Credit Act Licence of the Borrower or the Servicer irrespective of any right to appeal (or other right) which the Borrower, or the Servicer may have thereafter, a "determination" being the decision or determination made by the Director (as defined under the CCA) under section 34(3) CCA in respect of the relevant Minded to Revoke Notice; or

         (k)      an  injunction or interdict  which relates to its  residential mortgage lending business including, without limitation, Mortgage Loans financed hereunder being obtained by (or on behalf of) the OFT against the Servicer or the Borrower which remains in effect for more than 60 days;

         (l) an order being made or an effective resolution being passed for winding up of the Borrower, the Servicer or OFC or any analogous provision or order being made under any applicable jurisdiction; or

         (m) the Borrower, the Servicer or OFC ceasing or threatening to cease to carry on business or a substantial part of such business or stopping payment or threatening to stop payment of its debts or being or becoming unable to pay its debts within the meaning of Section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986, as that section may be amended, (or as the case may be any analogous provision under any applicable jurisdiction) or otherwise becoming unable to pay its debts as they fall due or the value of its assets falling to less than the amount of its liabilities (taking into account for both these purposes its contingent and prospective liabilities) or the Borrower, the Servicer or OFC otherwise becoming insolvent;

         (n) proceedings being initiated against the Borrower, the Servicer or OFC under any applicable liquidation, insolvency, composition, bankruptcy, reorganisation (other than a reorganisation the terms of which have been approved by the Lender and where the Borrower, the Servicer or OFC is solvent) or other similar laws, or a petition for an administration order being presented against the Borrower, or the Servicer or OFC or an administrative or other receiver, administrator or other similar official in any applicable jurisdiction being appointed in relation to the Borrower, or the Servicer or OFC or in relation to the whole or any substantial part of the undertaking of or assets of the Borrower, or the Servicer or OFC or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of the Borrower, or the Servicer or OFC or a distress, diligence or execution or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Borrower, or the Servicer or OFC or the Borrower, or the Servicer or OFC initiating or consenting to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or making a conveyance or assignment for the benefit of its creditors generally; or

         (o) any material adverse change in the condition (financial, business, prospects or otherwise) of any of the Borrower or OFC occurring, which, in the reasonable judgment of the Lender is reasonably likely to prevent the Borrower or OFC, as the case may be, from performing its respective material obligations under any Transaction Document or is likely to adversely affect the value (to the Lender) of its security whether by adversely affecting the value of such security, the prospects of a sale thereof or otherwise; or

         (p) the Borrower ceasing to be a wholly owned subsidiary of the Guarantor; or

         (q) any Indebtedness, arising under any one or more transactions of the Guarantor and/or the Borrower, in excess (in aggregate) of $5,000,000 or the equivalent thereof in any other currency (determined by translating the other currency into dollars at the mean of National Westminster Bank Plc's spot buying and selling rates (based on the market rates prevailing at the relevant time) for the exchange of dollars and such currency at the relevant time):

                 (i)      not  being   paid  on  its  due  date  or  within  any
                          applicable grace period; or

                 (ii) if payable on demand, not being paid on demand or within any applicable grace period; or

                 (iii) becoming due by reason of a declared (or automatic) event of default (howsoever described) prior to its original maturity date and not being paid within 5 days of its required date of payment;

         (each of the foregoing an "EVENT OF DEFAULT"), the Lender may, for so long as such event is continuing unwaived by the Lender do each or any of the following:

                  (A) declare, by notice in writing to the Borrower, any undrawn portion of the Loan Commitment or any of it to be no longer available to the Borrower; and/or

                  (B) declare, by written notice to the Borrower, all Advances outstanding together with all interest accrued thereon and all other sums then due and outstanding hereunder from the Borrower to be immediately due and payable, whereupon the same shall become immediately due and payable; and/or

                  (C) enforce all or any of its security under the Security Documents; and/or

                  (D) terminate the Servicing Agreement pursuant to its terms; and/or

                  (E)     terminate this Agreement,
         whereupon the Lender shall cease to be obliged to make Advances hereunder.

18.2 If any Advance shall be declared immediately due and payable as aforesaid, the Borrower shall pay to the Lender such amount as the Lender certifies to be necessary to compensate it for any loss incurred (excluding loss of Margin) or to be incurred on account of deposits acquired or arranged in order to fund such Advances as a consequence of such Event of Default.

18.3 The rights conferred on the Lender pursuant to this clause 18 shall be in addition to whatever rights the Lender may have both at law and in equity.

18.4 The Lender may waive any default by the Borrower in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

18.5 The Borrower agrees to indemnify and keep indemnified the Lender, GNW and every Receiver, delegate, attorney, manager or agent or other person appointed by the Lender hereunder or acting on behalf of the Lender in connection with any Transaction Document from and against any loss, cost (including, without limitation, any cost of enforcement), liability (including, without limitation, any tax liability), claim or damage which any such person incurs or suffers (other than through that person's own gross negligence or wilful default):

         (a) as a consequence of any breach of any representation and warranty contained in clause 15;

         (b) as a consequence of any breach of any undertaking and covenant contained in clause 17;

         (c) as a consequence of any Event of Default or any Potential Event of Default; and

         (d) in connection with any actions, proceedings, claims or demands whether brought or made (directly or indirectly) by Mortgagors (of Mortgage Loans financed or previously financed hereunder) or other third parties, in each case in respect of or relating to any Mortgage Loan at any time financed hereunder whether such Mortgage Loan or Mortgage Loans continue to be financed hereunder at the time any such action, claim, proceeding or demand is made (or concluded) and irrespective of the status of such Mortgage Loan or Mortgage Loans, at the relevant time, (including, without limitation, whether the same had been previously redeemed) including, without limitation, any claim, demand, proceeding or action for repayment or recovery (or compensation or damages in respect) of amounts paid under the relevant Mortgage Loan or Mortgage Loans.

         The indemnity contained in this clause 18.5 may, without limiting the Lender's rights, be claimed as a debt or liquidated demand.

19.      DEFAULT INTEREST

19.1 If any sum due and payable by the Borrower hereunder is not paid on the due date therefor or if any sum due and payable by the Borrower under any judgement or decree of any court in connection herewith is not paid on the date of such judgement or decree, the period beginning on the date seven days after such due date (in the case of non payment by the Borrower of an amount due hereunder) or, as the case may be, the date of such judgement or decree and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this clause 19) be selected by the Lender.

19.2 During each such period relating thereto as is mentioned in clause 19.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent and the Margin and the Associated Costs Rate in respect thereof at such time and LIBOR on the first day of the relevant period provided that:

         (a) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to such unpaid sum shall be the rate per annum which is the sum of two per cent and the Margin and the Associated Costs Rate in respect thereof at such time and the rate per annum determined by the Lender to be equal to the rate which expressed as a percentage rate per annum equals the cost to it of funding such unpaid sum for such period from whatever sources it may select; and

         (b) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the Repayment Date therefor, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two per cent the rate which would have been applicable to it had it not so fallen due.

19.3 Any interest which shall have accrued under clause 19 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other dates as the Lender may specify by written notice to the Borrower.

20.      CALCULATIONS AND PORTFOLIO INFORMATION

20.1 On each Determination Date, the Borrower shall calculate the Borrowing Base Deficiency for the next Interest Payment Date and shall notify the same to the Lender by data tape, immediately upon calculation of the same.

20.2 By close of business on the second Business Day prior to each Determination Date, the Lender shall, for the purposes of the calculation under clause 20.1, notify the Borrower of the Market Value Percentage of all Mortgage Loans which have not, at the relevant time, been sold or otherwise disposed of by the Borrower.

20.3 The Lender's determination of the matters to be notified to the Borrower under clause 20.2 shall, in the absence of manifest error or bad faith, be final and binding on the parties hereto.

20.4 The Borrower's determination of the Borrowing Base Deficiency once agreed by the Lender under clause 20.5 shall, in the absence of manifest error or bad faith (on the part of either party), be final and binding on the parties hereto.

20.5 The Lender shall use reasonable endeavours to agree the Borrower's determinations of the Borrowing Base Deficiency within three Business Days of notification of the same to the Lender.

20.6 On each Determination Date, the Borrower shall provide a data tape to the Lender setting out the information specified in Schedule 6 in respect of each Mortgage Loan as at that date, such information to be correct as at close of business on the last day of the Collection Period immediately preceding such Determination Date.

21.      CURRENCY OF ACCOUNT

21.1 Sterling is the currency of account and payment for each and every sum at any time due from the Borrower hereunder provided that each payment in respect of costs and expenses shall be made in the currency in which the same were incurred.

21.2 If any sum due from the Borrower under this Agreement or any order or judgement given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder or under such order, decree or judgement into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order, decree or judgement in any court or other tribunal or (c) enforcing any order, decree or judgement given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and
         (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, decree, claim or proof.

22.      SET-OFF

22.1 The Borrower authorises the Lender to apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Lender in satisfaction of any sum due and payable from the Borrower to the Lender hereunder but unpaid.

22.2 All payments required to be made by the Borrower hereunder shall be calculated without reference to any set-off, deduction or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off, deduction or counterclaim.

23.      CALCULATION OF INTEREST

         Interest shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

24.      COSTS AND EXPENSES

24.1 The Borrower shall, save where expressed to the contrary in any other Transaction Document, from time to time on demand of the Lender, reimburse the Lender for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement, the Transaction Documents and the completion of the transactions pursuant to this Agreement and the Transaction Documents or in connection with the preservation and/or enforcement of any of the rights of the Lender under this Agreement and the Transaction Documents.

24.2 The Borrower shall pay all stamp, registration and similar taxes to which this Agreement or any other Transaction Document or any judgement or decree given in connection herewith is or at any time may be subject (including in relation to the perfection of security granted by the Security Documents) and shall, from time to time on demand of the Lender, indemnify the Lender against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

24.3 The Borrower shall, from time to time on demand of the Lender compensate the Lender at such daily and/or hourly rates as the Lender shall from time to time reasonably determine for the time and expenditure, all costs and expenses (including telephone, fax, copying, travel and personnel costs) incurred by the Lender in connection with its taking such action as it may deem appropriate or in complying with any request by the Borrower in connection with (a) the granting or proposed granting of any waiver or consent requested hereunder by the Borrower; (b) any actual, potential or reasonably suspected breach by the Borrower of its obligations hereunder; (c) the occurrence of any event which is an Event of Default or a Potential Event of Default; or
         (d) any amendment or proposed amendment hereto requested by the Borrower.

25.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. Save as otherwise expressly provided herein the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

26.      CONFIDENTIALITY

         The Borrower shall not, without the prior written consent of the Lender, disclose to any person the existence or any details concerning the Transaction Documents except to the extent such disclosure is contemplated in any Transaction Document, or is required pursuant to the application of any applicable law or an order of a court of competent jurisdiction, or is made to the Borrower's auditors or other professional advisors who are subject to confidentiality restrictions imposed by a professional body which are substantially similar to those set forth above.

27.      NOTICES

27.1     WRITTEN NOTICES

         Any notice or other communication, information or document to be made or delivered under this Agreement (save for any communication required to be made by data tape) shall be made or delivered by fax or otherwise in writing. Each such notice, communication information or other document to be delivered to any party to this Agreement shall (unless that other person has by fifteen days' written notice to the other party specified another address or fax number) be made or delivered to that person at the address(es) or fax number (if any) set out below:-

         (a) in the case of the Lender, to GNW's branch office in the United Kingdom, facsimile number: 0171 375 5395, attention Caroline Bishop with a copy to:

                  Office of the General Counsel,
                  600 Steamboat Road,
                  Greenwich,
                  Connecticut 06830,
                  USA
                  Facsimile number: 001 203 629 4571
                  Attention General Counsel

         (b) in the case of the Borrower, to its offices at Malvern House, Croxley Business Park, Watford WD1 8YF facsimile number: 01923 426456, attention Chief Executive, with a copy to:

                  John Erbey
                  Company Secretary
                  Ocwen Financial Corporation
                  The Forum
                  1675 Palm Beach Lakes Boulevard
                  Suite 1002
                  West Palm Beach, Florida 33401
                  Telephone No:  561-682-8661
                  Telefax No:  561-682-8163

         (c)      in the case of OFC, to its offices at:

                  The Forum
                  1675 Palm Beach Lakes Boulevard
                  Suite 1002
                  West Palm Beach, Florida 33401
                  Attention: John R. Erbey, Corporate Secretary
                  Telephone No:  561-682-8000
                  Telefax No:  561-682-8177

27.2     ELECTRONICALLY TRANSMITTED NOTICES

         Any communication, document or information required to be made or delivered by the Borrower under this Agreement by data tape shall be transmitted by electronic mail to the following addresses (or such other addresses as the Lender may notify to the Borrower from time to time not later than the Business Day prior to the day on which the data tape is required to be received by the Lender in accordance with this Agreement):

         nick.kent@greenwichnatwest.com
         neils.ribeiro@greenwichnatwest.com

         with a copy to:

         caroline.bishop@greenwichnatwest.com

27.3 In the event that any attempted transmission of data by electronic mail fails, for whatever reason, the Borrower shall procure the delivery to the Lender of the relevant data in disk format, to be delivered to the Lender at the address specified in clause 27.1, marked for the attention of Nick Kent by 9.30 a.m on the day following the day on which the Borrower is informed that the electronic transmission failed.

27.4     DEEMED DELIVERY

         Any notice, communication, information, document or data type to be delivered to any person shall be deemed to have been delivered:-

         (a) in the case of personal delivery, at the time of such delivery;

         (b) in the case of delivery by post, on the business day following the day on which it was posted and in proving such delivery it shall be sufficient to prove that the relevant notice, communication or document was properly addressed, stamped and posted (by airmail, if to another country) in the United Kingdom or, in the case of service to or from an address outside the United Kingdom at 9.00 a.m. on the fourth day following the day on which it was posted;

         (c) in the case of any notice or other communication by fax, (a) on the business day the same was transmitted so long as there is evidence that such fax message was received prior to 5.00 p.m. local time of the recipient on such day and such day is a business day for the recipient, otherwise (b) on the business day following the day on which it was transmitted and, in either case, in proving such delivery it shall be sufficient to prove that the whole of the fax message was received on any fax machine of the recipient and that there was no evidence that such transmission had been interrupted.

         (d) In the case of any data tape to be transmitted by electronic mail or disk, on actual receipt thereof by the Lender.

28.      SEVERABILITY

         If at any time any provision of this  Agreement is or becomes  illegal,
         invalid  or   unenforceable  in  any  respect  under  the  law  of  any
         jurisdiction, that shall not affect or impair:-

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

         (b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

29.      ASSIGNMENT AND SUB PARTICIPATION

29.1     The Lender may at any time:-

         (a) sub-participate all or any part of its rights or benefits under this Agreement; and

         (b) assign or transfer all or any part of its rights or benefits under this Agreement provided that:-

                  (i) if such sub-participation, assignment or transfer is of 51% or more of the total Loan Facility and is to any person other than a subsidiary, holding company of or other member of the Lender's group such sub participation, assignment or transfer shall require the prior consent of the Borrower (such consent not to be unreasonably withheld) provided that if any such member of the Lender's group who, at the relevant time, holds (whether as sub-participant, assignee or transferee) 51% or more of the total Loan Facility ceases to be a member of the group it shall, unless the Borrower shall have consented to the said member retaining its interest after it ceases to be a member of the group, immediately upon it ceasing to be a member of the group assign transfer its interest to any subsidiary, holding company or other member of the Lender's group; and

                  (ii) if, at the time and as a result of any proposed transfer or assignment, the Borrower would incur any increased cost or be liable to make payments in excess of those required to be made hereunder immediately prior thereto (other than any minimum liquid asset costs) such assignment or transfer is on terms that the Borrower is not and will not be liable for any such increased cost or liability.

29.2 The Borrower shall not be entitled to assign, transfer or otherwise dispose of all or any of its rights or benefits under this Agreement without the prior written consent of the Lender.

29.3     The  Lender  may  disclose  to  a  proposed  assignee,   transferee  or
         sub-participant information in its possession relating to the provisions of this Agreement and the Transaction Documents which it considers necessary or desirable to disclose for the purposes of the proposed assignment, transfer or sub-participation, notwithstanding the provisions of clause 26 (Confidentiality) provided that the Lender obtains from such assignee, transferee or sub-participant a confidentiality undertaking on substantially the same terms as clause 26 (but substituting references to such proposed assignee, transferee or sub-participant for references therein to the Borrower) or on such other terms as may be agreed between the Borrower and the Lender.

29.4 This Agreement shall bind and inure to the benefit of and be enforceable by the Lender and its respective successors, transferees and assigns and references to the Lender shall be deemed to include references to each of the foregoing.

30.      FURTHER ASSURANCE

         The Borrower shall, from time to time on being required to do so by the Lender, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Lender as the Lender may consider necessary for giving full effect to this Agreement and the Transaction Documents and securing to the Lender the full benefit of the rights, powers and remedies conferred upon the Lender in this Agreement or any Transaction Documents.

32.      ENTIRE AGREEMENT

         This Agreement (together with the Transaction Documents entered into on or after the date hereof) constitutes the whole and only agreement between the parties relating to the secured, guaranteed facility provided by the Lender to the Borrower described herein and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever.

32.1     AGENT FOR SERVICE

32.2 OFC irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with Proceedings, whether pursuant to this Agreement or any other Transaction Document, in England and Wales by service on its agent Ocwen Limited, if no replacement agent has been appointed and notified to the Lender pursuant to sub-clause 32.4, or on the replacement agent if one has been appointed and notified to the Lender.

32.3 Any Service Document served pursuant to this clause shall be marked for the attention of:

         (a) Ocwen Limited at Malvern House, Croxley Business Park, Watford WD1 8YF or such other address within England and Wales as may be notified to the Lender by OFC; or

         (b) such other person as is appointed as agent for service pursuant to sub-clause 32.4 at the address notified pursuant to sub-clause 32.4.

32.4 Any document addressed in accordance with sub-clause 32.2 shall be deemed to have been duly served if:-

         (a)      left at the specified address, when it is left; or

         (b) sent by first class post, two clear Business Days after the date of posting.

32.4 If the agent referred to in sub-clause 32.4 (or any replacement agent appointed pursuant to this sub-clause) at any time ceases for any reason to act as such, OFC shall appoint a replacement agent to accept service having an address for service in England or Wales and shall notify the Lender of the name and address of the replacement agent; failing such appointment and notification, the Lender shall be entitled by notice to OFC to appoint such a replacement agent to act on OFC's behalf.

32.5 A copy of any Service Document served on an agent pursuant to this clause shall be sent by post to OFC at its address for the time being for the service of notices and other communications under clause 27 but no failure or delay in so doing shall prejudice the effectiveness of service of the Service Document in accordance with the provisions of sub-clause 32.1.

33       GOVERNING LAW AND JURISDICTION

33.1 This Agreement shall be governed by and construed in accordance with the laws of England, provided that any terms hereof which are particular to Scots law shall be construed in accordance with the laws of Scotland.

33.2 The parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and each other Transaction Document and that accordingly any proceeding, suit, or action arising out of or in connection with this Agreement or any other Transaction Document ("PROCEEDINGS") may be brought in such courts.

33.3 Without prejudice to clause 33.2, all the parties further irrevocably agree that any Proceedings may be brought in any court of the State of New York, or the State of Florida or any other state of the United States, where any party has its chief executive office (all of such states being the "SUBMITTED STATES") or federal court sitting in the Submitted State and any court having jurisdiction over appeals of matters heard in such courts and each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of such courts. Each of OFC and the Lender irrevocably consent to the service of process of any of the aforesaid courts in Submitted States in any such action or Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid to the party's notice address specified above, such service to become effective upon receipt of evidence of the receipt thereof.

33.4 Each of the parties hereto irrevocably waives any objection it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this clause and any claim of FORUM NON CONVENIENS and further irrevocably agrees that a judgment in any Proceedings brought in any court referred to in this clause shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

IN WITNESS WHEREOF this Agreement is duly executed the date and year first above written.


/s/ JOSEPH A. DLUTOWSKI
 .......................................................
for and on behalf of
OCWEN LIMITED


/s/ (authorized signatory)
 .......................................................
for and on behalf of
GREENWICH NATWEST LIMITED,
acting as duly authorised agent for
NATIONAL WESTMINSTER BANK, PLC


/s/ John R. Erbey
 .......................................................
for and on behalf of OCWEN FINANCIAL
CORPORATION

         The following schedules have been deleted herefrom, but are available to the Commission upon request:


SCHEDULE
         PART 1 - FORM OF CLOSING DATE ADVANCE REQUEST
         PART 2 - FORM OF DRAWDOWN REQUEST
         PART 3 - MORTGAGE LOAN SCHEDULE

SCHEDULE 2
         FORM OF SOLVENCY CERTIFICATE

SCHEDULE 3
         ENGLISH MORTGAGE LOAN DOCUMENTS
         SCOTTISH MORTGAGE LOAN DOCUMENTS

SCHEDULE 4
         ASSOCIATED COSTS RATE

SCHEDULE 5
         PART 1 - FORM OF ADVANCE MONIES UNDERTAKING
         PART 2 - FORM  OF EXISTING MORTGAGE LOANS UNDERTAKING
         PART 3 - FORM OF NEW MORTGAGE LOANS UNDERTAKING

SCHEDULE 6
         PART 1 - DAILY FUNDING FILE TO BE PROVIDED
         UNDER CLAUSE 4.2(c)(iii)
         PART 2 - MONTH END FILES TO BE PROVIDED UNDER CLAUSE 20.6

         PART 3 -INTEREST PAYMENT DATE FILE TO BE PROVIDED
         UNDER CLAUSE 7.2

SCHEDULE 7
         PIPELINE LOANS

SCHEDULE 8
         LETTER FROM GNW TO OFC OF 5 MARCH 1999

SCHEDULE 9
         UNDERWRITING GUIDELINES